                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

================================================================================

                         Burns Philp Capital Pty Limited
                                (ACN 100 768 803)
                         Burns Philp Capital (U.S.) Inc.
                                     Issuers

                          9 1/2% Senior Notes due 2010

                              --------------------

                                    INDENTURE

                            Dated as of June 16, 2003

                              ---------------------

                         Burns, Philp & Company Limited
                                (ACN 000 000 359)
                          and the Subsidiary Guarantors
                         from time to time party hereto
                                   Guarantors

                     Wells Fargo Bank, National Association
                                     Trustee

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                 Indenture
Section                                                                Section
-------                                                               ---------
310(a)(1)             ..............................                 7.10
   (a)(2)             ..............................                 7.10
   (a)(3)             ..............................                 N.A.
   (a)(4)             ..............................                 N.A.
   (b)                ..............................                 7.08; 7.10
   (c)                ..............................                 N.A.
311(a)                ..............................                 7.11
   (b)                ..............................                 7.11
   (c)                ..............................                 N.A.
312(a)                ..............................                 2.05
   (b)                ..............................                 11.03
   (c)                ..............................                 11.03
313(a)                ..............................                 7.06
   (b)(1)             ..............................                 N.A.
   (b)(2)             ..............................                 7.06
   (c)                ..............................                 10.02
   (d)                ..............................                 7.06
314(a)                ..............................                 4.02; 11.02
   (b)                ..............................                 N.A.
   (c)(1)             ..............................                 11.04
   (c)(2)             ..............................                 11.04
   (c)(3)             ..............................                 N.A.
   (d)                ..............................                 N.A.
   (e)                ..............................                 11.05
   (f)                ..............................                 N.A.
315(a)                ..............................                 7.01
   (b)                ..............................                 7.05; 11.02
   (c)                ..............................                 7.01
   (d)                ..............................                 7.01
   (e)                ..............................                 6.11
316(a)(last sentence) ..............................                 11.06
   (a)(1)(A)          ..............................                 6.05
   (a)(1)(B)          ..............................                 6.04
   (a)(2)             ..............................                 N.A.
   (b)                ..............................                 6.07
317(a)(1)             ..............................                 6.08
   (a)(2)             ..............................                 6.09
   (b)                ..............................                 2.04
318(a)                ..............................                 11.01

                           N.A. means Not Applicable.

------------------
                  Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
                                    ARTICLE 1

                   Definitions and Incorporation by Reference

SECTION 1.01.  Definitions. ...........................................................................       1
SECTION 1.02.  Other Definitions.......................................................................      45
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.......................................      46
SECTION 1.04.  Rules of Construction...................................................................      46

                                    ARTICLE 2

                                 The Securities

SECTION 2.01.  Form and Dating ........................................................................      47
SECTION 2.02.  Execution and Authentication............................................................      48
SECTION 2.03.  Registrar and Paying Agent..............................................................      49
SECTION 2.04.  Paying Agent to Hold Money in Trust.....................................................      49
SECTION 2.05.  Securityholder Lists....................................................................      50
SECTION 2.06.  Transfer and Exchange...................................................................      50
SECTION 2.07.  Replacement Securities..................................................................      51
SECTION 2.08.  Outstanding Securities..................................................................      51
SECTION 2.09.  Temporary Securities....................................................................      52
SECTION 2.10.  Cancelation ............................................................................      52
SECTION 2.11.  Defaulted Interest......................................................................      52
SECTION 2.12.  CUSIP, ISIN and Common Code Numbers.....................................................      52
SECTION 2.13.  Issuance of Additional Securities.......................................................      53

                                    ARTICLE 3

                                   Redemption

SECTION 3.01.  Notices to Trustee......................................................................      54
SECTION 3.02.  Selection of Securities to Be Redeemed..................................................      54
SECTION 3.03.  Notice of Redemption....................................................................      55
SECTION 3.04.  Effect of Notice of Redemption..........................................................      56
SECTION 3.05.  Deposit of Redemption Price.............................................................      56
SECTION 3.06.  Securities Redeemed in Part.............................................................      56

                                    ARTICLE 4

                                    Covenants

SECTION 4.01.  Payment of Securities...................................................................      57
SECTION 4.02.  SEC Reports; Meetings with Holders of Securities........................................      57
SECTION 4.03.  Limitation on Indebtedness..............................................................      59
SECTION 4.04.  Limitation on Restricted Payments.......................................................      64
SECTION 4.05.  Limitation on Restrictions on Distributions from Restricted Subsidiaries................      69
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock......................................      72
SECTION 4.07.  Limitation on Affiliate Transactions....................................................      77
SECTION 4.08.  Limitation on the Sale or Issuance of Capital Stock of Restricted
                  Subsidiaries and the Issuers.........................................................      79
SECTION 4.09.  Change of Control.......................................................................      80
SECTION 4.10.  Limitation on Liens.....................................................................      82
SECTION 4.11.  Limitation on Sale/Leaseback Transactions...............................................      82
SECTION 4.12.  Limitation on Issuers...................................................................      83
SECTION 4.13.  Future Guarantors.......................................................................      83
SECTION 4.14.  Additional Amounts......................................................................      84
SECTION 4.15.  Compliance Certificate..................................................................      87
SECTION 4.16.  Further Instruments and Acts............................................................      88

                                    ARTICLE 5

                                Successor Company

SECTION 5.01.  When Company, Issuers and Subsidiary Guarantors May Merge or Transfer Assets............      88

                                    ARTICLE 6

                              Defaults and Remedies

SECTION 6.01.  Events of Default.......................................................................      91
SECTION 6.02.  Acceleration ...........................................................................      94
SECTION 6.03.  Other Remedies .........................................................................      95
SECTION 6.04.  Waiver of Past Defaults.................................................................      95
SECTION 6.05.  Control by Majority.....................................................................      96
SECTION 6.06.  Limitation on Suits.....................................................................      96
SECTION 6.07.  Rights of Holders to Receive Payment....................................................      97
SECTION 6.08.  Collection Suit by Trustee..............................................................      97

SECTION 6.09.  Trustee May File Proofs of Claim........................................................      97
SECTION 6.10.  Priorities .............................................................................      97
SECTION 6.11.  Undertaking for Costs...................................................................      98
SECTION 6.12.  Waiver of Stay or Extension Laws........................................................      98

                                    ARTICLE 7

                                     Trustee

SECTION 7.01.  Duties of Trustee.......................................................................      99
SECTION 7.02.  Rights of Trustee.......................................................................     100
SECTION 7.03.  Individual Rights of Trustee............................................................     102
SECTION 7.04.  Trustee's Disclaimer....................................................................     102
SECTION 7.05.  Notice of Defaults......................................................................     102
SECTION 7.06.  Reports by Trustee to Holders...........................................................     103
SECTION 7.07.  Compensation and Indemnity..............................................................     103
SECTION 7.08.  Replacement of Trustee..................................................................     104
SECTION 7.09.  Successor Trustee by Merger.............................................................     105
SECTION 7.10.  Eligibility; Disqualification...........................................................     106
SECTION 7.11.  Preferential Collection of Claims Against Issuers.......................................     106

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities; Defeasance........................................     106
SECTION 8.02.  Conditions to Defeasance................................................................     108
SECTION 8.03.  Application of Trust Money..............................................................     110
SECTION 8.04.  Repayment to Issuers....................................................................     110
SECTION 8.05.  Indemnity for Government Obligations....................................................     110
SECTION 8.06.  Reinstatement ..........................................................................     110

                                    ARTICLE 9

                                   Amendments

SECTION 9.01.  Without Consent of Holders..............................................................     111
SECTION 9.02.  With Consent of Holders.................................................................     112
SECTION 9.03.  Compliance with Trust Indenture Act.....................................................     113
SECTION 9.04.  Revocation and Effect of Consents and Waivers...........................................     113
SECTION 9.05.  Notation on or Exchange of Securities...................................................     114
SECTION 9.06.  Trustee To Sign Amendments..............................................................     114

SECTION 9.07.  Payment for Consent.....................................................................     114

                                   ARTICLE 10

                                   Guaranties

SECTION 10.01.  Company Guaranty.......................................................................     115
SECTION 10.02.  Subsidiary Guaranties..................................................................     117
SECTION 10.03.  Limitation on Liability of Subsidiary Guarantors.......................................     120
SECTION 10.04.  Successors and Assigns.................................................................     120
SECTION 10.05.  No Waiver .............................................................................     120
SECTION 10.06.  Modification ..........................................................................     121
SECTION 10.07.  Release of Subsidiary Guarantor........................................................     121
SECTION 10.08.  Contribution ..........................................................................     121

                                   ARTICLE 11

                                  Miscellaneous

SECTION 11.01.  Trust Indenture Act Controls...........................................................     122
SECTION 11.02.  Notices ...............................................................................     122
SECTION 11.03.  Communication by Holders with Other Holders............................................     123
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.....................................     123
SECTION 11.05.  Statements Required in Certificate or Opinion..........................................     123
SECTION 11.06.  When Securities Disregarded............................................................     124
SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar...........................................     124
SECTION 11.08.  Legal Holidays.........................................................................     124
SECTION 11.09.  Governing Law..........................................................................     125
SECTION 11.10.  Consent to Jurisdiction; Appointment of Agent for Service of
                   Process; Judgment Currency..........................................................     125
SECTION 11.11.  No Recourse Against Others.............................................................     128
SECTION 11.12.  Successors ............................................................................     128
SECTION 11.13.  Multiple Originals.....................................................................     128
SECTION 11.14.  Table of Contents; Headings............................................................     128

Exhibit 1 - Form of supplemental indenture for future guarantors

Rule 144A/Regulation S Appendix

Exhibit 1 - Form of Initial Security

Exhibit A - Form of Exchange Security or Private Exchange Security

                                    INDENTURE dated as of June 16, 2003, among
                           Burns Philp Capital Pty Limited (ACN 100 768 803), an Australian corporation (the "Australian Issuer"), Burns Philp Capital (U.S.) Inc., a Delaware corporation (the "US Issuer" and, collectively with the Australian Issuer, the "Issuers"), Burns, Philp & Company Limited (ACN 000 000 359), an Australian corporation (the "Company"), the Subsidiary Guarantors from time to time party hereto and Wells Fargo Bank, National Association, a national banking association, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Initial Securities, Exchange Securities and Private Exchange Securities (collectively, the "Securities"):

                                   ARTICLE 1

                   Definitions and Incorporation by Reference

                  SECTION 1.01. Definitions.

                  "Additional Assets" means

                  (1) any property, plant or equipment;

                  (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary;

                  (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

                  (4) Investments in joint ventures operating Related Businesses; provided, however, that such Investments do not exceed in the aggregate 5% of Total Assets.

                  "Additional Securities" means, subject to the Company's compliance with Section 4.03, any additional 9 1/2% Senior Notes due 2010 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09, 3.06 or 9.05 of this Indenture or
Section 2.3 of the Appendix and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Asset Disposition" means (i) an Asset Swap or (ii) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than (x) directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary and (y) in connection with an issuance of shares permitted by Section 4.08 immediately after which the proportionate interest of the Company and/or its Restricted Subsidiaries in such issuing Restricted

         Subsidiary is substantially the same as prior thereto);

                  (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

                  (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

other than, in the case of clauses (1), (2) and (3) above,

                           (A) a disposition to the Company or a Restricted
                  Subsidiary;

                           (B) for purposes of Section 4.06 only, a disposition
                  (x) that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 or (y) that constitutes a transaction permitted by Section 5.01(a);

                           (C) a disposition of assets with a fair market value
                  of less than US$2.0 million;

                           (D) the disposition by the Company or any Restricted
                  Subsidiary of (i) inventory and other assets acquired or produced and held for sale or resale in the ordinary course of business (including inventory that is no longer useful in the conduct of the Company's or its Subsidiaries' businesses),
                  (ii) obsolete, damaged or worn out personal property that is no longer useful in the ordinary course of business, (iii) undeveloped land, (iv) facilities (including the related land) which have been permanently closed and are no longer useful in the ordinary course of business or (v) rights granted to others pursuant to leases, subleases or licenses in the ordinary course of business;

                           (E) any disposition of receivables and related
                  assets, proceeds or Capital Stock of a

                  Securitization Subsidiary pursuant to a Permitted Receivables Financing;

                           (F) the surrender or waiver of contract rights or the
                  settlement, release or surrender of contract, tort or other claims of any kind;

                           (G) the sale, discount or factoring of accounts
                  receivable arising in the ordinary course of business; and

                           (H) any disposition of Capital Stock or assets of an
                  Unrestricted Subsidiary.

                  "Asset Swap" means any exchange of property or assets of the Company or any Restricted Subsidiary for property or assets of another Person that are intended to be used by the Company or any Restricted Subsidiary in a Related Business, including, to the extent necessary to equalize the value of the assets being exchanged, cash of any party to such asset swap.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

                  "Australian Dollar Equivalent" means with respect to any monetary amount in a currency other than Australian dollars, at any time for determination thereof, the amount of Australian dollars obtained by converting such foreign currency involved in such computation into Australian dollars at the spot rate for the purchase of Australian dollars with the applicable foreign currency as published on Reuters Page RBA26 on the date two Business Days prior to such determination.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

                  (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

                  (2) the sum of all such payments.

                  "Board of Directors" with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Notes" means Indebtedness Incurred or Capital Securities issued pursuant to any Capital Notes Facility; provided, however, that any such Indebtedness is subordinated in right of payment to the Securities pursuant to the terms of such Capital Notes Facility.

                  "Capital Notes Facility" means the Subordinated Bridge Facility Agreement among the Company, BPC1 Pty Ltd and affiliates of Credit Suisse First Boston LLC for purposes of financing a portion of the Goodman Fielder Acquisition, together with the related documents thereto, including the subordination deed and any guarantees, as amended, extended, renewed, restated, supplemented or replaced, by one or more facilities, debt instruments, indentures and/or related documentation, or otherwise modified, in whole or in part, and without limitation as to maturity, terms, conditions, covenants and any other provisions (other than the amount outstanding or committed), from time to time, and any facility, instrument or indenture, and related documentation, governing Indebtedness Incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under the Subordinated Bridge Facility Agreement or any successor Capital Notes Facility.

                  "Capital Securities" means any securities, together with any Guarantees thereof permitted by the proviso below and any other obligations in respect of such securities that would constitute Indebtedness but for the proviso immediately following clause (8) of the definition of the term "Indebtedness",

                  (1) which would rank junior to the Securities, the Company Guaranty or a Subsidiary Guaranty, as applicable, in any bankruptcy of any obligor on such securities;

                  (2) which do not require any redemption, repayment, repurchase or other payment of the principal amount thereof (other than upon commencement of liquidation, or in bankruptcy or any other analogous proceeding) by any obligor on such securities except for redemptions, repayments, repurchases or other payments that, at the option of the Company and/or a Restricted Subsidiary, can be made in Capital Stock of the Company (which is not Disqualified Stock); and

                  (3) which are not convertible or exchangeable at the option of the holder of such securities for Indebtedness, or Disqualified Stock, of the Company or a Restricted Subsidiary;

provided, however, that the obligations with respect to such securities are not Guaranteed by any Securities Guarantor (other than Guarantees which are subordinated in right of payment to such Securities Guarantors' Guarantees in respect of the Securities) or secured by any Lien.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in

(however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Change of Control" means the occurrence of any of the following events:

                           (1) any "person" (as such term is used in Sections
                  13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as defined above in this clause (1), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

                           (2) individuals who on the Issue Date constituted the
                  Board of Directors of the Company (together with any new directors (i) appointed or nominated by one or more Permitted Holders or (ii) whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company, was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

                           (3) other than in connection with a transaction
                  described below in clause (4), the
                  adoption of a plan relating to the liquidation or dissolution of the Company;

                           (4) the merger or consolidation of the Company with
                  or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) in one or a series of related transactions to another Person other than, in all such cases, (i) a transaction in which the surviving or acquiring Person is controlled by the Permitted Holders or (ii) a transaction following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such transaction) beneficially own in the aggregate directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person or transferee immediately after such transaction; or

                           (5) the Company ceases to own, directly or
                  indirectly, all the Voting Stock of the Issuers.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commodity Agreement" means any commodity or raw material futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw material prices.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Company Guaranty" means the Guarantee of the Company of the Issuers' obligations with respect to the Securities.

                  "Company Options" means the options issued by the Company that were outstanding and listed on the Australian Stock Exchange on February 1, 2003.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of (i) the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination or (ii) if quarterly financial information is available for the immediately preceding fiscal quarter and such financial information is included in the reports filed or delivered pursuant to Section 4.02, the most recent four consecutive fiscal quarters, to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

                  (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on the date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period; provided, further, however, that Consolidated Interest Expense for each of the four consecutive fiscal quarters ended on March 31, 2002 shall be calculated on a pro forma basis as if the First Series of Existing Notes had been issued on April 1, 2001 and the proceeds thereof applied on such date to repay the Convertible Bonds in full and to repay US$325.0 million of Indebtedness under the Company's Term Loan Facility;

                  (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (and, without duplication, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of a line of business or an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto in substantially the manner described in clause (3) or (4) above, as the case may be, as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the acquisition or other Investment which is being given pro forma effect that (a) would be permitted pursuant to Rule 11-02 of Regulation S-X under the Securities Act or (b) have been realized or for which substantially all of the steps necessary for realization have been taken or, with respect to the Goodman Fielder Acquisition only, at the time of determination are reasonably expected by the Chief Financial Officer of the Company to be taken within six months following the Goodman Fielder Acquisition, including but not limited to, the execution, termination, renegotiation or modification of any contracts, the termination of any personnel or the closing of any facility, as applicable, provided that such adjustments shall be calculated on an annualized basis and will be set forth in an Officers' Certificate signed by the Company's Chief Financial Officer and another Officer which states in detail (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if less, a remaining term equal to the remaining term of the Indebtedness).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, less interest income, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

                  (1) interest expense attributable to capital leases (which interest shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP) and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

                  (2) amortization of debt discount (other than discount based on the value of Capital Stock (excluding Disqualified Stock) issued with another security);

                  (3) capitalized interest;

                  (4) non-cash interest expense;

                  (5)commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (6) net payments pursuant to obligations under Interest Rate Agreements and, to the extent Currency Agreements relate to Indebtedness or Interest Rate Agreements, Currency Agreements;

                  (7) dividends in respect of all Disqualified Stock held by Persons other than the Company or a

         Wholly Owned Subsidiary (other than dividends (i) payable solely in Capital Stock (other than Disqualified Stock) of the Company and (ii) in respect of Converting Preference Shares); provided, however, that such dividends shall be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of the Company in good faith);

                  (8) interest incurred in connection with Investments in discontinued operations;

                  (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

provided, however, that for the purpose of calculating the Senior Leverage Ratio, Consolidated Interest Expense shall mean, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, less interest income, calculated in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                           (A) subject to the exclusion contained in clause (4)
                  below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                           (B) the Company's equity in a net loss of any such
                  Person for such period shall be included in determining such Consolidated Net Income;

                  (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income of any Restricted Subsidiary if payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company is not permitted by the terms of its charter or by-laws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to such Restricted Subsidiary (but only to the extent that the foregoing restricts the ability of the Company to readily procure that an amount of cash equal to the amount of net income for such period is transferable to the Company or a Restricted Subsidiary and the amount that is readily procurable is certified by the chief financial officer of the Company), except that:

                           (A) subject to the exclusion contained in clause (4)
                  below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

                           (B) the Company's equity in a net loss of any such
                  Restricted Subsidiary for such period
                  shall be included in determining such Consolidated Net Income;

                  (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5) extraordinary gains or losses/unusual items; and

                  (6) the cumulative effect of a change in accounting principles.

                  Notwithstanding the foregoing, for the purposes of Section
4.04 only, (a) there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof and (b) there shall be added to Consolidated Net Income all dividends and interest paid in respect of Converting Preference Shares, Capital Notes and Capital Securities during the relevant period.

                  "Consolidated Secured Debt Ratio" means, as of any date of determination, the ratio of (1) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens as of such date of determination to (2) EBITDA for the period of (i) the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of determination or (ii) if quarterly information is available for the immediately preceding fiscal quarter and such financial information is included in the reports filed or delivered pursuant to Section 4.02, the most recent four consecutive fiscal quarters, with such pro forma and other adjustments to each of Indebtedness and EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

                  "Convertible Bonds" means the 5 1/2% guaranteed subordinated convertible bonds due 2004 of Burns Philp Treasury (Europe) B.V. and guaranteed by the Company redeemed on September 9, 2002.

                  "Converting Preference Shares" means the Company's Converting Preference Shares outstanding on the Issue Date.

                  "Corporate Trust Office" means the principal office of the Trustee at 707 Wilshire Blvd., 17th Floor, Los Angeles, California 90017,
Attention: Corporate Trust Department, where at any particular time its corporate business shall be principally administered, or such other address as the Trustee (or successor trustee) may designate from time to time by notice to the Holders and the Issuers.

                  "Credit Agreement" means (i) the TLA Senior Funding Agreement dated 16 January 2003, as amended and restated as of 21 February 2003 and as further amended and restated as of 4 March 2003, among the Company, certain borrowers thereunder, Credit Suisse First Boston, Melbourne Branch, as lead arranger and underwriter, BOS International (Australia) Limited and Credit Agricole Indosuez Australia Limited, as a co-lead arrangers and underwriters, Credit Suisse First Boston, Melbourne Branch, as facility agent, and certain financial institutions, (ii) the related Term Loan Facility Agreement dated 16 January 2003, as amended and restated as of 21 February 2003, (iii) the related Revolving Loan Facility Agreement dated 16 January 2003, as amended and restated as of 21 February 2003, (iv) the US$270.0 million Credit Agreement dated February 20, 2003, amended and restated as of February 26, 2003, among the Company, Burns Philp Inc., certain lenders thereunder, and Credit Suisse First Boston, as administrative agent, and (v) the US$65.0 million Credit Agreement dated as of February 20, 2003, amended and restated as of March 3, 2003, among the Company, Burns Philp Inc., certain lenders thereunder, and Credit Suisse First Boston, as administrative agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), in the case of each of the foregoing clauses (i), (ii),
(iii),

(iv) and (v), as amended, extended, renewed, restated, supplemented, replaced (by one or more credit agreements or facilities, debt instruments and/or related documentation) or otherwise modified (in whole or in part, and without limitation as to amount (outstanding or committed), maturity, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related documentation) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case (except for purposes of clause (7) of the definition of "Consolidated Interest Expense" and clause (b)(11) of Section 4.04) on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

                  (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.09 of this Indenture; and

                  (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

                  "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

                  (2) Consolidated Interest Expense;

                  (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item and amortization of prepaid slotting allowances in each case that were paid in cash in a prior period); and

                  (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non- cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only (x) to the extent that such amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders or (y) to the extent that the Company can readily procure that such amount of cash is transferable to the Company and such amount is certified by the chief financial officer of the Company.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "First Series Guarantor" means the Company or any Subsidiary Guarantor as defined under the indenture dated June 21, 2002, governing the First Series of Notes.

                  "First Series of Existing Notes" means the 9 3/4% Senior Subordinated Notes due 2012 of the Australian Issuer and guaranteed by the First Series Guarantors, issued on June 21, 2002.

                  "GAAP" means generally accepted accounting principles, standards and practices in Australia or which are required to be applied under the Australian Corporations Act 2001 (Cth), which are applicable as of the date of determination; provided that the definitions contained in this Indenture and all ratios and calculations under the covenants herein shall be determined in accordance with GAAP as in effect on the date hereof.

                  "Goodman Fielder" means Goodman Fielder Limited, an Australian corporation and any successor thereto.

                  "Goodman Fielder Acquisition" means any transaction or series of transactions as a result of which the Company or any of its Subsidiaries acquires all or any portion of the Capital Stock of Goodman Fielder.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guaranty" means the Company Guaranty or any Subsidiary Guaranty.

                  "Guaranty Agreement" means a supplemental indenture, in substantially the form included as Exhibit 1 to this Indenture, pursuant to which a Subsidiary Guarantor Guarantees the Issuers' obligations with respect to the Securities on the terms provided for in this Indenture.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

                  (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

                  (2) the accrual or capitalization of interest;

                  (3) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

                  (4) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness shall not be deemed to be the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Capital Stock of such Person or any Subsidiary of such Person or that are determined by the value of such Capital Stock, the principal amount of such Capital Stock to be determined in accordance with this Indenture;

                  (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

provided, however, that Capital Notes and Capital Securities (including Guarantees and other obligations constituting part of the Capital Securities) shall not be Indebtedness.

                  Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

                  The amount of Indebtedness of any Person at any date shall be
(A) the outstanding balance at such date of all unconditional obligations as described above, (B) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, and (C) in the case of any Indebtedness consisting of Hedging Obligations, the net amount payable if the related Interest Rate Agreement, Commodity Agreement or Currency Agreement were terminated at that time; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing in any jurisdiction in which the Company is incorporated; provided, however, that such firm is not an Affiliate of the Company.

                  "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other financial agreement or arrangement designed to protect such

Person against or manage exposure to fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable, endorsements for collection or deposits arising in to ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

                  For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04:

                  (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

                  "Issue Date" means the date on which the Securities are originally issued.

                  "Issuer Order" means a written request or order signed in the name of the Issuers by two of the Officers of each Issuer.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred in connection with such Asset Disposition (including fees and expenses of counsel, investment bankers, consultants and accountants), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, Capital Notes or Capital Securities (including upon exercise of Company Options) or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, any director, the Chief Executive Officer, the Chief Financial Officer and the Secretary of such Person.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers of such Person.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Holders" means Graeme Hart (or, in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by Graeme Hart or his heirs or any trust for the benefit of Graeme Hart or his heirs.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

                  (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

                  (3) cash and Temporary Cash Investments;

                  (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (6) loans or advances to employees that are approved in good faith by a majority of the Board of Directors of the Company in an amount not to exceed US$5.0 million outstanding at any one time;

                  (7) stock, obligations or securities received in compromise or settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an (a) Asset Disposition as permitted pursuant to Section 4.06 or (b) a disposition not constituting an Asset Disposition by virtue of clause (D) of the definition of Asset Disposition;

                  (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

                  (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03;

                  (12) any Person to the extent such Investments consist of the Company or a Restricted Subsidiary funding a benefit plan for employees of the Company and the Restricted Subsidiaries;

                  (13) Investments in a Securitization Subsidiary in connection with and to facilitate any Permitted Receivables Financing, which Investments are customary for such transactions;

                  (14) Investments in any Person that, as of (i) its most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such Investment or (ii) if quarterly financial information for such Person is available for the immediately preceding fiscal quarter, its most recent four consecutive fiscal quarters, derived a majority of its revenue from a Related Business, if;

                           (A) at the time of making such Investment, the
                  Company would have been permitted to Incur an additional US$1.00 of Indebtedness pursuant to Section 4.03(a); and

                           (B) the aggregate amount of all such Investments,
                  when taken together with all other Investments made pursuant to this clause (14) (provided that any Investment previously made pursuant to this clause (14) shall be deemed not to have been made under this clause (14) if, on the date of an Investment that is meant to qualify under this clause (14), such previous Investment would constitute an Investment in a Restricted Subsidiary), do not exceed in the aggregate 25% of Total Assets;

                  (15) Persons to the extent such Investments are in existence on the Issue Date and (a) any extension, renewal or replacement of any such Investment in the same Person on terms and conditions no less favorable in any material respect than the Investment being renewed or replaced or (b) any Investment made in exchange for any such Investment; and

                  (16) Investments having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed US$20.0 million.

                  "Permitted Liens" means, with respect to any Person:

                  (1) Liens or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person (or any Subsidiary of such Person) is a party or to secure performance bonds or letters of credit relating thereto, or Liens or deposits to secure or required to comply with statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, of such Person (or any Subsidiary of such Person) or to secure bonds or letters of credit delivered in lieu thereof or Liens or deposits to secure performance, surety or appeal bonds (or other obligations of a similar nature) to which such Person (or any Subsidiary of such Person) is a party, or Liens or deposits as security for contested taxes or import duties or for the payment of rent, in each case where the requirement or request for such Lien or deposit is made in the ordinary course of business;

                  (2) Liens imposed by law, including, without limitation, carriers', warehousemen's, mechanics', materialmen's and repairmen's Liens and other similar Liens, in each case for sums not yet due and payable or being contested in good faith or other Liens arising out of judgments or awards against such Person (or any Subsidiary of such Person) with respect to which such Person (or any Subsidiary of such Person) shall then be proceeding with an appeal or other proceedings for review of such judgments or awards (which proceedings have not finally terminated) or with respect to which the period within which such proceedings may be initiated shall not have expired and Liens arising by virtue of any statutory or common law provision relating to banker's Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board or, in the case of deposits maintained in jurisdictions other than the United States of America, the relevant regulatory authority in such jurisdiction and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

                  (3) Liens for taxes, fees, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

                  (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person (or any Subsidiary of such Person) in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

                  (5) Survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (6) Liens securing Indebtedness Incurred to finance all or part of the construction, purchase or lease of, or repairs, improvements or additions to, property (real or personal, tangible or intangible), plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 365 days after the later of the acquisition, lease, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

                  (7) Liens securing directly or indirectly Indebtedness permitted under Sections 4.03(b)(1) and (2);

                  (8) Liens existing on the Issue Date;

                  (9) Liens on property or shares of Capital Stock of another Person (such Person being referred to as the "other Person") at the time such other Person becomes a Subsidiary of such Person (including Liens on any assets or property of such other Person that thereafter become subject to such Liens pursuant to the terms of any written agreement existing at the time such other Person becomes a Subsidiary of such Person); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

                  (10) Liens on property at the time such Person or any of its Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

                  (11) Liens securing directly or indirectly Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary;

                  (12) Liens securing directly or indirectly Hedging Obligations so long as such Hedging Obligations are permitted under this Indenture; provided, however, that, in the case of Hedging Obligations pursuant to any Interest Rate Agreement (other than any such Hedging Obligation which is an Existing Treasury Transaction as that term is defined in the Credit Agreements or which is otherwise permitted by the Credit Agreements and owed to a Person who is a lender, or an affiliate of a lender, under any Credit Agreement), such Hedging Obligations shall relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

                  (13) Liens securing directly or indirectly obligations in respect of term loans or revolving loans or other Indebtedness (including principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts relating thereto) permitted to be Incurred under the Indenture; provided, however, that, at the time of Incurrence of the Indebtedness so secured and after giving effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3 to 1;

                  (14) any set-off arrangement entered into as part of normal banking arrangements or in the ordinary course of day-to-day trading;

                  (15) Liens on inventory or other goods of such Person securing obligations in respect of bankers acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

                  (16) Liens arising out of any title retention arrangement entered into with a supplier in the ordinary course of business;

                  (17) any interest or title of a lessor in assets or property subject to Capitalized Lease Obligations or operating leases of the Company or any Restricted Subsidiary;

                  (18) leases and subleases of property which do not materially impair the use of such properties in the operation of the business of the Company or any Restricted Subsidiary;

                  (19) Liens on assets or property transferred to a Securitization Subsidiary, or on assets or property of a Securitization Subsidiary, in either case incurred in connection with a Permitted Receivables Financing or any activity necessary or incidental thereto;

                  (20) Liens on funds or securities deposited for the purpose of defeasing or redeeming any Indebtedness on or prior to its maturity date, to the extent such defeasance or redemption is permitted under the Indenture;

                  (21) Liens securing directly or indirectly Indebtedness Incurred pursuant to clause (13) of Section 4.03(b), other than any such Indebtedness Incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor solely by virtue of, and in reliance on, the second proviso under Section 4.13;

                  (22) Liens securing directly or indirectly Indebtedness which, taken together with all other Indebtedness secured by Liens (excluding Liens permitted by clauses (1) through (21) above and clause (23) below) at the time of determination, does not exceed U.S.$50.0 million; and

                  (23) Liens securing directly or indirectly any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); provided, however, that (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds, dividends or distributions in respect thereof) and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

                  Notwithstanding the foregoing, Permitted "Liens" will not include any Lien described in clause (6), (9) or (10) above (and not otherwise a Permitted Lien) to the extent such Lien applies to any Additional Assets acquired from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

                  "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable from the Company or any Restricted Subsidiary and enters into a third party financing thereof on customary market terms that the Board of Directors has concluded are fair to the Company and its Restricted Subsidiaries.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance the cost (including cost of construction) or acquisition of any property or business.

                  "Qualified Equity Issuance" means a primary offering of (i) ordinary shares or comparable securities of the Company, including an issuance of ordinary shares or comparable securities of the Company upon exercise of Company Options or (ii) Preferred Stock of the Company that is mandatorily convertible into ordinary shares or comparable securities of the Company; provided, however, that in either case any such offering results in at least US$10.0 million of net cash proceeds to the Company; provided further, however, that the exercise of Company Options shall be deemed to be such an offering.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including

Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the date that is the earlier of the Stated Maturity of the Indebtedness being Refinanced and the first anniversary of the Stated Maturity of the Securities;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of any Subsidiary that Refinances Indebtedness of the Company (except to the extent that such Refinancing Indebtedness results in the discharge or termination of a Guarantee of Indebtedness of the Company) or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Related Business" means (i) any business in which the Company was engaged on the Issue Date, (ii) any business involving the manufacture or distribution of food or beverage products or packaged goods or (iii) any business related, ancillary or complementary to any of the foregoing.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the Time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Payment" with respect to any Person means:

                  (1) the declaration or payment of any dividends, interest or any other distributions of any sort in respect of its Capital Stock, Capital Notes or Capital Securities (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock, Capital Notes or Capital Securities (other than dividends, interest or distributions payable solely in its Capital Stock (other than Disqualified Stock), Capital Notes or Capital Securities and dividends, interest or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends, interest or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, any Capital Notes or any Capital Securities held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person.

                  "Restricted Subsidiary" means the Issuers and each other Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Revolving Credit Facility" means the revolving credit facility contained in any Credit Agreement.

                  "Sale/Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Second Series Guarantor" means the Company or any Subsidiary Guarantor as defined under the indenture dated February 12, 2003, governing the Second Series of Existing Notes.

                  "Second Series of Existing Notes" means the 10 3/4% Senior Subordinated Notes due 2011 of the Issuers and guaranteed by the Second Series Guarantors, issued on February 12, 2003.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

                  "Securities" means the Securities issued under this Indenture.

                  "Securities Act" means the U.S. Securities Act of 1933.

                  "Securities Guaranties" means the Company Guaranty and the Subsidiary Guaranties.

                  "Securities Guarantor" means the Company or any Subsidiary Guarantor.

                  "Securitization Subsidiary" means a Subsidiary of the Company:

                  (1) that is designated a "Securitization Subsidiary" by the Board of Directors;

                  (2) that does not engage in activities other than Permitted Receivables Financing and any activity necessary or incidental thereto;

                  (3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

                           (A) is Guaranteed by the Company or any Restricted
                  Subsidiary,

                           (B) is recourse to or obligates the Company or any
                  other Restricted Subsidiary in any way, or

                           (C) subjects any property or asset of the Company or
                  any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof; and

                  (4) with respect to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results;

other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

                  "Senior Indebtedness" means with respect to any Person:

                  (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

                  (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

                  (1) any obligation of such Person to any Subsidiary of such Person;

                  (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

                  (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

                  (4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

                  (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

                  "Senior Leverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Subordinated Obligations) minus the total consolidated cash and Temporary Cash Investments of the Company and its Restricted Subsidiaries, in each case as of the date of determination, to (y) EBITDA for the period of (i) the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of determination or (ii) if quarterly information is available for the immediately preceding fiscal quarter and such financial information is included in the reports filed or delivered pursuant to
Section 4.02, the most recent four consecutive fiscal quarters, in each case with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities (in the case of the Issuers), the Company Guaranty (in the case of the Company) or a Subsidiary Guaranty (in the case of a Subsidiary Guarantor), as the case may be, pursuant to a written agreement to that effect.

                  "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (1) such Person;

                  (2) such Person and one or more Subsidiaries of such Person;
         or

                  (3) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means each Subsidiary of the Company that executes this Indenture identified as a Subsidiary Guarantor on the signature pages hereof and each other Subsidiary of the Company that thereafter Guarantees the Securities pursuant to the terms of this Indenture.

                  "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Issuers' obligations with respect to the Securities.

                  "Temporary Cash Investments" means any of the following:

                  (1) (a) any investment in direct obligations of the United States of America, Australia, New Zealand, any member state of the European Union or Euros, (b) any Investment in direct obligations of any other state or country in which any Restricted Subsidiary has operations, or (c) any Investment in direct obligations of any agency of any of the foregoing or obligations guaranteed by any of the foregoing or any agency thereof;

                  (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof and overnight bank deposits, in each case with or issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, which bank or trust company, if organized under the laws of Australia, shall be an "authorized deposit-taking institution" as defined in the Banking Act 1959 (Commonwealth), and which bank or trust company has capital, surplus and undivided profits aggregating in excess of US$50.0 million (or the foreign currency equivalent thereof) and whose outstanding debt (or that of its parent) which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

                  (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

                  (5) investments in securities with maturities of 270 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America or the Commonwealth of Australia or any state or territory of Australia, or by any political subdivision or taxing authority thereof, and rated at least "A-2" by Standard & Poor's Ratings Group or "P-2" by Moody's Investors Service, Inc.

                  "Term Loan Facility" means the term loan facility contained in any Credit Agreement.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.Sections 77aaa-77bbbb) as in effect on the Issue Date.

                  "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary in the manner provided below; and

                  (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company (or, if the Subsidiary to be so designated has total assets of US$1,000 or less, the Chief Financial Officer of the Company) may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary; provided, however, that either (A) the Subsidiary to be so designated has total assets of US$1,000 or less, (B) if such Subsidiary has assets greater than US$1,000, such designation would be permitted under Section
4.04 or (C) such Subsidiary is Goodman Fielder.

                  The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur US$1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate of the Company certifying that such designation complied with the foregoing provisions.

                  "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

                  Except as described in Section 4.03, whenever it is necessary to determine whether the Company, an Issuer or any Subsidiary Guarantor has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount shall be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

                  SECTION 1.02. Other Definitions.

                                                                                  Defined in
                                      Term                                          Section
                                      ----                                        ----------
"Additional Amounts".........................................................       4.14
"Affiliate Transaction"......................................................       4.08
"Appendix"...................................................................       2.01
"Bankruptcy Law".............................................................       6.01
"Change of Control Offer"....................................................       4.10(b)
"covenant defeasance option".................................................       8.01(b)
"Custodian"..................................................................       6.01
"Event of Default"...........................................................       6.01
"Exchange Securities"........................................................       Appendix
"Guarantied Obligations".....................................................       10.01
"Indebtedness Repurchase Event"..............................................       4.11(a)
"Initial Lien".............................                                         4.10
"Initial Securities".........................................................       Appendix
"legal defeasance option"....................................................       8.01(b)
"Legal Holiday"..............................................................       11.08
"Offer"......................................................................       4.07(b)
"Offer Amount"...............................................................       4.07(c)(2)
"Offer Period"...............................................................       4.07(c)(2)
"Paying Agent"...............................................................       2.03

"Private Exchange Security"..................................................       Appendix
"Purchase Date"..............................................................       4.07(c)(1)
"Registrar"..................................................................       2.03
"Registration Rights Agreement"..............................................       Appendix
"Relevant Taxing Jurisdiction"...............................................       4.14
"Successor Company"..........................................................       5.01
"Successor Issuer"...........................................................       5.01
"Taxes"......................................................................       4.14

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and are not otherwise defined herein have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness and any Secured Indebtedness shall not be deemed to be subordinate or junior to any other Secured Indebtedness merely because it has a junior priority with respect to the same collateral;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) all references to the date the Securities were originally issued shall refer to the Issue Date.

                                   ARTICLE 2

                                 The Securities

                  SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or depository procedure or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02. Execution and Authentication. Two Officers of each Issuer, or an Officer of each Issuer and an Assistant Secretary of each Issuer, shall sign the Securities for each Issuer by manual or facsimile signature. The Issuers' seal shall be reproduced on the Securities and may be in facsimile form.

                  If an Officer of an Issuer or Assistant Secretary of an Issuer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  Each Security shall be dated the date of its authentication.

                  On the Issue Date, the Trustee shall authenticate and deliver US$100.0 million of 9 1/2% Senior Notes due 2010 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Issuers signed, for each Issuer, by two Officers of such Issuer or by an Officer of such Issuer and either an Assistant Treasurer or an Assistant Secretary of such Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. Registrar and Paying Agent. The Issuers shall maintain or designate an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuers, the Company or any Wholly Owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent to Hold Money in Trust. No later than 10:00 a.m. New York City time on each due date of the principal and interest on any Security, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of

Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuers in making any such payment. If an Issuer, the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.09, 3.06, 4.06,
4.09 or 9.05). The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405(a) of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an affidavit of lost certificate and indemnity bond or other indemnity sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security, including reasonable fees and expenses of counsel, and for any tax imposed in replacing such Securities.

                  Every replacement Security is an additional obligation of the Issuers.

                  SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10. Cancelation. The Issuers at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall dispose of all canceled Securities in accordance with its customary procedures. The Issuers may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

                  SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Securities, the Issuers shall pay defaulted interest at the rate provided for in the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12. CUSIP, ISIN and Common Code Numbers. The Issuers in issuing the Securities may use "CUSIP", "ISIN" and "Common Code" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP", "ISIN" and "Common Code" numbers in notices of redemption as a convenience to Holders; provided, however, that no representation is hereby deemed to be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  SECTION 2.13. Issuance of Additional Securities. The Issuers shall be entitled, subject to the Company's compliance with Section 4.03, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, the date from which interest will accrue thereon, the issue price, the amount of interest payable upon a registration default as provided under a registration rights agreement related thereto (and if such Additional Securities shall be issued in the form of Exchange Securities, other than with respect to transfer restrictions). The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

                  With respect to any Additional Securities, the Issuers shall set forth in a resolution of the Board of Directors and an Officers' Certificate of the Issuers, a copy of each which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price, the issue date, the date from which interest will accrue thereon and the CUSIP, ISIN and Common Code numbers of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code; and

                  (3) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

                                    ARTICLE 3

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Issuers or, in the case of a redemption pursuant to paragraph 6 of the Securities, the Issuers, the Company or the Subsidiary Guarantors, as applicable, elect to redeem Securities pursuant to paragraph 5 or 6 of the Securities, they shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Issuers or, in the case of a redemption pursuant to paragraph 6 of the Securities, the Issuers, the Company or the Subsidiary Guarantors, as applicable, shall give each notice to the Trustee provided for in this Section at least 35 but not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate of the Issuers or, in the case of a redemption pursuant to paragraph 6 of the Securities, the Issuers, the Company or the Subsidiary Guarantors, as applicable, and an Opinion of Counsel from the Issuers or, in the case of a redemption pursuant to paragraph 6 of the Securities, the Issuers, the Company or the Subsidiary Guarantors, as applicable, to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The

Trustee may select for redemption portions of the principal of Securities that have denominations larger than US$1,000. Securities and portions of them the Trustee selects shall be in principal amounts of US$1,000 or a whole multiple of US$1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Issuers or, in the case of a redemption pursuant to paragraph 6 of the Securities, the Issuers, the Company or the Subsidiary Guarantors, as applicable, default in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                  (7) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Securities.

                  At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. No later than 10:00 a.m. New York City time on the redemption date, the Issuers or, in the case of a redemption pursuant to paragraph 6 of the Securities, the Issuers, the Company or the Subsidiary Guarantors, as applicable, shall deposit with the Paying Agent (or, if an Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuers to the Trustee for cancelation. If the Issuers or, in the case of a redemption pursuant to paragraph 6 of the Securities, the Issuers, the Company or the Subsidiary Guarantors, as applicable, comply with this Section 3.05, then interest on the Securities to be redeemed will cease to accrue on and after the redemption date, whether or not such Securities are presented for payment.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4.

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if no later than 10:00 a.m. New York City time on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports; Meetings with Holders of Securities. The Company shall furnish to the Securityholders and the Trustee (1) all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Form 20-F and 10-Q if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by the Company's certified independent accountants; provided, however, if such financial information that would be required to be contained in a filing with the SEC on Form 20-F is not prepared in accordance with generally accepted accounting principles in the United States, there shall be a reconciliation to such principles (including a determination of EBITDA on such basis) included in such annual information; and
(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports (other than such reports that are required as a result of Regulation S sales of equity securities), all such information to be furnished at the time such filings would have been required for a U.S. corporation; provided, however, that such quarterly financial information shall be furnished within 45 days after the end of each of the first three quarters. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such filing). Notwithstanding any of the foregoing, if any Subsidiary Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to this Section 4.02 if the Company was subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall not be required to file or furnish such financial statements.

                  At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries and such Unrestricted Subsidiaries, considered in the aggregate, would constitute a Significant Subsidiary of the Company as of the date of such report, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                  In addition, the Company and the Issuers shall furnish to the Securityholders and to prospective investors, upon the requests of such Securityholders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. The Company and the Issuers also shall comply with the other provisions of TIA Section 314(a).

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates of the Company).

                  The Company shall, within 15 days after furnishing the annual or quarterly financial information described in this Section 4.02, conduct a meeting with

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                                                                              59

Holders of Securities, by means of conference telephone or other communications equipment through which all persons participating in the meeting can hear each other, which meeting shall be attended by the Chief Executive Officer or Chief Financial Officer of the Company, or both (or such other Officers of the Company as are acting in such capacities at the time), and shall be held at such time as is reasonably agreed upon by the Company and the Holders of Securities. At each meeting, the Chief Executive Officer or Chief Financial Officer of the Company, or both (or such other Officers of the Company as are acting in such capacities at the time), shall discuss the financial performance of the Company during the fiscal year or quarter, as applicable, as well as the general state of the business and operations of the Company. The Company shall provide the Holders of Securities and the trustee with notice of each meeting (which notice may be given by press release or any other reasonable means of public communication) no less than 5 days prior to such meeting, which notice shall include the date and time of the meeting and the conference telephone or other details for the meeting.

                  SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company, the Issuers and the other Restricted Subsidiaries shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

                  (b) Notwithstanding the foregoing paragraph (a), the Company, the Issuers and any other Restricted Subsidiary shall be entitled to Incur any or all of the following Indebtedness:

                  (1) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to any Revolving Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) US$100.0 million and (B) the sum of (x) 65% of the book value of the inventory of the

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                                                                              60

         Company and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, in each case as of the most recently ended fiscal quarter of the Company preceding the date on which such Indebtedness is Incurred (but excluding accounts receivable transferred to a Securitization Subsidiary);

                  (2) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to any Term Loan Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed the sum of (x) A$1,300.0 million and (y) US$375.0 million, less the sum of all principal payments with respect to such Indebtedness pursuant to Section 4.06(a)(3)(A);

                  (3) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness and the holder is a Person other than an Issuer or any Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

                  (4) the Securities and the Exchange Securities (other than any Additional Securities) and any Guarantees thereof;

                  (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this Section 4.03(b));

                  (6) Capital Lease Obligations, Purchase Money Indebtedness or other financings incurred to finance all or part of the purchase price or the cost of construction, lease, improvement or repair of, or additions to, property, plant or equipment used in the

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                                                                              61

         business of the Company or any Restricted Subsidiary, in each case Incurred not later than 365 days after the later of the acquisition, lease, completion of construction, repair, improvement or addition, or the commencement of full operation of the property, and Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to this clause (6); provided, however, the aggregate principal amount of all Indebtedness Incurred under this clause (6) and then outstanding does not exceed the greater of (A) US$25.0 million and (B) 3% of Total Assets;

                  (7) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Person or assets owned by such Person were acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Subsidiary of the Company or such assets were acquired by the Company or a Restricted Subsidiary) and Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to this clause (7); provided, however, that the aggregate principal amount of all Indebtedness Incurred under this clause (7) and then outstanding does not exceed US$20.0 million;

                  (8) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (4) or (5) of this Section 4.03(b) or this clause (8);

                  (9) Hedging Obligations consisting of Interest Rate Agreements, Currency Agreements or Commodity Agreements entered into for the purpose of hedging interest rate, exchange rate or commodity exposure risks and not for speculative purposes;

                  (10) obligations (A) in respect of performance, bid appeal or surety bonds and completion guarantees, (B) for or in connection with pledges, deposits or payments in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations (other than Indebtedness) and (D) in respect of worker's compensation obligations, employee benefit obligations, property, casualty or liability insurance and self-insurance, in each of cases
         (A) through (D), where the requirement or request to incur such obligation arises in the ordinary course of business;

                  (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of the Company receiving notice of its Incurrence;

                  (12) Guarantees by the Company or any Restricted Subsidiary of any Indebtedness of the Company or any Restricted Subsidiary permitted to be Incurred pursuant to this Section 4.03 (other than pursuant to Section 4.03(b)(14));

                  (13) Indebtedness Incurred by any Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor; provided, however, that the amount of such Indebtedness, when added together with the aggregate amount of all Indebtedness Incurred pursuant to this Section 4.03(b)(13) and then outstanding, does not exceed the sum of (A) US$21.5 million and (B) 5% of EBITDA for the 12 month period ending on the most recent June 30 or December 31 preceding the date such Indebtedness is Incurred;

                  (14) Indebtedness of a Securitization Subsidiary Incurred in a Permitted Receivables Financing; and

                  (15) Indebtedness of the Company, the Issuers or of any other Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company, the Issuers and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) of this Section 4.03(b) or Section 4.03(a)) does not exceed US$60.0 million.

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                                                                              63

                  (c) Notwithstanding the foregoing, neither the Issuers, the Company nor any Subsidiary Guarantor shall incur any Indebtedness pursuant to
Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Issuers, the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities, the Company Guaranty or the applicable Subsidiary Guaranty, as the case may be, in all material respects to at least the same extent as such Subordinated Obligations.

                  (d) For purposes of determining compliance with this covenant:

                  (1) any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds from the sale of the Securities will be treated as Incurred on the Issue Date under clauses (1) and (2) of Section 4.03(b);

                  (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and shall only be required to include the amount and type of such Indebtedness in one of the above clauses; and

                  (3) the Company shall be entitled to (i) divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above and (ii) in the case of Indebtedness Incurred pursuant to clause (1), (2), (6), (7), (13) or (15) of Section 4.03(b), from time to time to reclassify items of such Indebtedness; provided, however, that the amount and type of such Indebtedness will be required to be included in one of clauses (1), (2), (6), (7), (13) or (15) of
         Section 4.03(b) and must qualify as such Indebtedness at the time of the reclassification.

                  (e) For purposes of determining compliance with any restriction on the Incurrence of Indebtedness denominated in Australian or U.S. dollars, where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the

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                                                                              64

Australian Dollar Equivalent or U.S. Dollar Equivalent, as applicable, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to Australian dollars or U.S. dollars, as applicable, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in Australian or U.S. dollars, as applicable, shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the Australian Dollar Equivalent or U.S. Dollar Equivalent, as applicable, of the Indebtedness Refinanced, except to the extent that (1) such Australian Dollar Equivalent or U.S. Dollar Equivalent, as applicable, was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the Australian Dollar Equivalent or U.S. Dollar Equivalent, as applicable, of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

                  (f) Notwithstanding Sections 4.03(a) or 4.03(b), the Issuers shall not Incur any Indebtedness unless such Indebtedness is fully and unconditionally Guaranteed by the Company.

                  SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company is not entitled to Incur an additional US$1.00 of Indebtedness pursuant to Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since

February 20, 2003 would exceed the sum of (without duplication):

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from January 1, 2003 to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                           (B) (x) 100% of the aggregate Net Cash Proceeds
                  received by the Company or any of its Restricted Subsidiaries from the issuance or sale of Capital Stock of the Company (other than Disqualified Stock) or any Capital Notes or any Capital Securities subsequent to January 1, 2003 (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees), (y) 100% of any cash capital contribution received by the Company from its shareholders subsequent to January 1, 2003 and (z) 100% of the aggregate principal amount of securities of any other Person that are converted into Capital Securities subsequent to January 1, 2003; plus

                           (C) the amount by which Indebtedness of the Company
                  is reduced on the Company's balance sheet upon the conversion or exchange subsequent to January 1, 2003 of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock of the Company (other than Disqualified Stock), any Capital Notes or any Capital Securities (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its

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                                                                              66

                  Subsidiaries for the benefit of their employees); plus

                           (D) an amount equal to the sum of (x) the net
                  reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary subsequent to January 1, 2003 in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

                  (b) The preceding provisions shall not prohibit:

                  (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company, Capital Notes or Capital Securities (other than Disqualified Stock and other than Capital Stock, Capital Notes or Capital Securities issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that
         (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash

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                                                                              67

         capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under
         Section 4.04(a)(3)(B);

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, (A) Subordinated Obligations or (B) Senior Indebtedness to the extent that, immediately after giving pro forma effect to the Incurrence of such Senior Indebtedness, the Senior Leverage Ratio would be less than 2.50 to 1.00, which, in each case, is permitted to be Incurred pursuant to
         Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (4) the purchase, redemption or other acquisition or retirement for value of Capital Stock of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries or permitted transferees), upon death, disability, retirement, severance or termination of employment, or in order to satisfy tax withholding obligations of such persons upon the exercise of options or the vesting of performance shares, or pursuant to any agreement or written plan (each as amended) under which such Capital Stock was issued; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed US$2.0 million in any calendar year plus an amount (not to exceed US$2.0 million in any calendar year) equal to the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in the immediately preceding calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

                  (5) repurchases by the Company of Capital Stock of the Company deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof; provided, however, that such repurchases shall be excluded from the calculation of the amount of Restricted Payments;

                  (6) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations, fractional shares arising out of the conversion or exchange of any securities of the Company or any of its Subsidiaries into Capital Stock of the Company or fractional shares arising out of business combinations; provided, however, that such purchases shall be included in the calculation of the amount of Restricted Payments;

                  (7) dividends or interest payable in respect of the Converting Preference Shares, Capital Notes or Capital Securities; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

                  (8) any purchase or redemption of Subordinated Obligations from Net Available Cash remaining after an offer to the Holders to purchase Securities with Net Available Cash pursuant to Section 4.06; provided, however, that such purchases or redemptions shall be excluded in the calculation of the amount of Restricted Payments;

                  (9) the acquisition in open-market purchases of Capital Stock for matching contributions to employee stock purchase and deferred compensation plans in the ordinary course of business; provided, however, that such acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

                  (10) payments made by the Company or any Restricted Subsidiary as a result of dissenters' rights related to a merger involving the Company; provided, however, that as a result of such merger the

         Company has made a Change of Control Offer pursuant to Section 4.09 and any Securities tendered in connection therewith have been purchased, provided further, however, that any such payments shall be excluded in the calculation of the amount of Restricted Payments;

                  (11) dividends payable on Disqualified Stock; provided, however, that such dividends will be excluded in the calculation of the amount of Restricted Payments;

                  (12) other Restricted Payments in an aggregate amount not to exceed US$40.0 million; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; or

                  (13) any purchase or redemption of any Subordinated Obligations that is made pursuant to an offer to purchase required by the provisions of any agreement governing such Subordinated Obligations upon a Change of Control; provided, however, that prior to such purchase the Company has made a Change of Control Offer and has purchased all Securities validly tendered for payment in connection with such Change of Control Offer; provided further, however, that such purchases or redemptions shall be included in the calculation of the amount of Restricted Payments.

                  SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

                  (1) any encumbrance or restriction existing on the Issue Date, including pursuant to the Credit Agreement;

                  (2) any encumbrance or restriction contained in the terms of any Indebtedness Incurred under the

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                                                                              70

         Credit Agreement if (x) the Company determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company's ability to make (or to provide funds to the Issuers to make) principal or interest payments on the Securities and (y) the encumbrance or restriction is not materially more disadvantageous to the Securityholders than is customary in comparable financings or agreements (as determined by the Company in good faith);

                  (3) any encumbrance or restriction with respect to any Person or assets existing on or prior to the date on which such Person or assets were acquired by the Company or any Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or such Person or assets were acquired by the Company or any Restricted Subsidiary) and outstanding on such date;

                  (4) any encumbrance or restriction that amends, extends, renews, refinances or replaces any encumbrances or restrictions referred to in clause (1) or (3) of this Section 4.05 or this clause
         (4) or contained in any amendment to an agreement referred to in clause
         (1) or (3) of this Section 4.05 or this clause (4); provided, however, that the encumbrances and restrictions are not materially less favorable, taken as a whole, to the Securityholders than the encumbrances and restrictions being extended, renewed, refinanced or replaced;

                  (5) any encumbrance or restriction imposed pursuant to an agreement entered into for the sale or disposition of assets permitted by Section 4.06; provided, however, that such encumbrance or restriction applies only to the assets that are the subject of such agreement or consists of reasonable and customary provisions, as determined in good faith by the Company, providing for escrow, net worth maintenance or other similar restrictions to support indemnification obligations of the Company or any Restricted Subsidiary pursuant to such agreement;

                  (6) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (7) any encumbrance or restriction existing under or by reason of applicable law;

                  (8) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

                  (9) any encumbrance or restriction with respect to Indebtedness or other contractual requirements of a Securitization Subsidiary in connection with a Permitted Receivables Financing; provided, however, that such encumbrance or restriction applies only to such Securitization Subsidiary;

                  (10) any encumbrance or restriction consisting of provisions in joint venture agreements with respect to the disposition or distribution of interests in, or assets or property of, such joint venture;

                  (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (12) any encumbrance or restriction arising in respect of Purchase Money Indebtedness, Capital Lease Obligations or other financings incurred to finance all or part of the purchase price or cost of construction, lease, improvement or repair of, or additions to, property, plant or equipment used in the business of the Company or any Restricted Subsidiary Incurred pursuant to Section 4.03;

                  (13) any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries;

                  (14) a set-off arrangement entered into as a part of normal banking arrangements or in the ordinary course of day-to-day trading;

                  (15) a title retention arrangement entered into with a supplier in the ordinary course of business; and

                  (16) any Liens permitted under Section 4.10 that limit the right of the debtor to dispose of the assets subject to such Liens.

                  SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

                  (1) the Company or such Restricted Subsidiary receives consideration at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition;

                  (2) except in the case of an Asset Swap, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; and

                  (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

                           (A) first, to the extent the Company elects (or is
                  required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from

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                                                                              73

                  the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                           (B) second, to the extent of the balance of such Net
                  Available Cash after application in accordance with clause
                  (A), to the extent the Company elects, to acquire, construct or invest in, or improve or repair (but only to the extent that such improvement or repair is accounted for in the Company's balance sheet under the caption "Property, Plant and Equipment"), Additional Assets that will constitute part of or be used in the business of the Company or a Restricted Subsidiary within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (or within 270 days of the end of such one year period if the Company or such Restricted Subsidiary enters into a binding commitment for such acquisition, construction, investment, improvement or repair within such one year period, provided that such commitment shall be subject only to customary conditions (other than financing)); and

                           (C) third, to the extent of the balance of such Net
                  Available Cash after application in accordance with clauses
                  (A) and (B), to make an offer to the holders of the Securities (and to holders of other Senior Indebtedness of the Issuers or the Company designated by the Company) to purchase Securities (and such other Senior Indebtedness of the Issuers or the Company) pursuant to and subject to the conditions contained in this Indenture;

         provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to Section 4.06(a)(3)(A) or 4.06(a)(3)(C), the Company or such Restricted Subsidiary shall, except in respect of Indebtedness Incurred pursuant to Section 4.03(b)(1), permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

                  Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds US$25.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

                  For the purposes of this Section 4.06, the following are deemed to be cash or Temporary Cash Investments:

                  (1) the assumption of Indebtedness or trade payables of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or trade payables in connection with such Asset Disposition; and

                  (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee to the extent converted within 90 days by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments.

                  (b) In the event of an Asset Disposition that requires the Company to make an offer to purchase Securities (and other Senior Indebtedness of the Issuers or the Company) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in
Section 4.06(c). If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities shall be denominations of US$1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Securities (and other Senior Indebtedness of the Company) pursuant to this covenant until the 45th day after the first day of a calendar month in which the Net Available Cash available therefor totals at least US$10.0 million (with lesser amounts being carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition, except as provided in the next sentence). Upon completion of such an offer to purchase, Net Available Cash shall be deemed to be reduced by the aggregate amount of such offer.

                  (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of US$1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate of the Company as to
         (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of

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                                                                              76

         Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or if the Issuers are acting as their own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section
         4.06. If the Offer includes other Senior Indebtedness of the Company, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

                  (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate of the Company stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

                  SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

                  (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

                  (2) if such Affiliate Transaction involves an amount in excess of US$5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

                  (3) if such Affiliate Transaction involves an amount in excess of US$15.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

                  (b) The provisions of Section 4.07(a) shall not prohibit:

                  (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to
         Section 4.04;

                  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

                  (3) loans or advances to employees not to exceed US$5.0 million in the aggregate outstanding at any one time;

                  (4) the payment of reasonable and customary directors' fees, indemnification and similar arrangements, employee salaries, bonuses or employment agreements, consulting agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business;

                  (5) any transaction with or among Restricted Subsidiaries or joint ventures or similar entities which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such

         Restricted Subsidiary, joint venture or similar entity;

                  (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company, including pursuant to stock options;

                  (7) transactions between the Company or any Restricted Subsidiary and a Securitization Subsidiary or between a Securitization Subsidiary and any Person in which the Securitization Subsidiary has an Investment;

                  (8) any financial advisory, investment banking, commercial banking, corporate trust, insurance, institutional fund management and similar financial or ancillary services provided by any Person in the ordinary course of business and on commercially reasonable terms; and

                  (9) any agreement or arrangement in effect on the Issue Date (including arrangements for the reimbursement of costs of services, fees and expenses in respect of services provided by any entity affiliated with Graeme Hart), as amended, modified or replaced from time to time; provided, however, that the amended, modified or replaced agreement or arrangement is not less favorable in any material respect to the Company and its Restricted Subsidiaries than that in effect on the Issue Date.

                  SECTION 4.08. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries and the Issuers.

                  (a) The Company

                  (1) shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

                  (2) shall not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless, in the case of a Restricted Subsidiary other than an Issuer,

                           (A) immediately after giving effect to such issuance,
                  sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary;

                           (B) immediately after giving effect to such issuance,
                  sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition; or

                           (C) immediately after giving effect to such issuance,
                  sale or other disposition of Capital Stock (other than Disqualified Stock), such Restricted Subsidiary would continue to be a Restricted Subsidiary,

         and in the case of each of (A), (B) and (C), to the extent required, such issuance, sale or other disposition complies with, and the proceeds thereof are applied in accordance with, Section 4.06.

                  (b) The Issuers shall continue to be, directly or indirectly, a Wholly Owned Subsidiary of the Company.

                  SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuers repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

                  (b) Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control;

                  (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions, as determined by the Issuers, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Issuers under this Section shall be delivered by the Issuers to the Trustee for cancelation, and the Issuers shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) Notwithstanding the foregoing provisions of this Section, the Issuers shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (f) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.09 by virtue of their compliance with such securities laws or regulations.

                  SECTION 4.10. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are secured. Any Lien created for the benefit of the holders of the Securities pursuant to the foregoing sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

                  SECTION 4.11. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10, (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors of the Company) of such property and (3) the Company applies the proceeds of such transaction in compliance with Section 4.06.

                  SECTION 4.12. Limitation on Issuers. The Issuers shall not own any material assets or other property (other than Indebtedness owing to the Issuers by the Company and its Restricted Subsidiaries and Temporary Cash Investments) or engage in any trade or conduct any business other than treasury, cash management, hedging and cash pooling activities and activities incidental thereto. The Issuers shall not Incur any material liabilities or obligations other than its obligations pursuant to the Securities, this Indenture, the Credit Agreement and other Indebtedness permitted to be Incurred by the Issuers under Section 4.03 and liabilities and obligations pursuant to business activities permitted by this Section 4.12.

                  SECTION 4.13. Future Guarantors. The Company shall cause each Restricted Subsidiary that Incurs any Indebtedness pursuant to Section 4.03(a) or 4.03(b)(1), (2), (8) (to the extent that such Indebtedness directly or indirectly refinances Indebtedness Incurred pursuant to Section 4.03(a)), (12) or (15) to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 (other than Section 10.01); provided, however, that no Restricted Subsidiary will be required to provide such a Guarantee if (i) such Restricted Subsidiary is not Guaranteeing any Indebtedness Incurred pursuant to Section 4.03(a) or 4.03(b)(1), (2), (8) (to the extent that such Indebtedness directly or indirectly refinances Indebtedness Incurred pursuant to Section 4.03(a)), (12) or (15) and (ii) in the good faith judgment of the Company's Board of Directors, it is not reasonably practicable or it is too expensive (having regard to the value of the assets involved) for such Restricted Subsidiary to Guarantee payment of the Securities under applicable law; provided further, however, that neither Goodman Fielder nor any of its Subsidiaries shall be required to provide such a Guarantee on or before the 210th day after the date on which Goodman Fielder or such Subsidiary becomes a Restricted Subsidiary or if the terms of this covenant have otherwise been satisfied prior to the lapse of such 210-day period.

                  SECTION 4.14. Additional Amounts. The Issuers, the Company and the Subsidiary Guarantors shall make all payments under or with respect to the Securities, the Company Guaranty and the Subsidiary Guaranties, as the case may be, free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of whatever nature (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of (i) the government of the country in which the Issuers, the Company or the Subsidiary Guarantors are organized or incorporated or any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which the Issuers, the Company or the Subsidiary Guarantors are otherwise resident for tax purposes, or (iii) any jurisdiction from or through which payment is made (each such jurisdiction listed in the foregoing clauses (i), (ii) and (iii), a "Relevant Taxing Jurisdiction"), unless the Issuers, the Company or the Subsidiary Guarantors are required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

                  If so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities, the Company Guaranty or a Subsidiary Guaranty, the applicable obligor shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by the Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be so payable for or on account of:

                  (1) any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that the holder or beneficial owner or any other person ultimately entitled to obtain an interest in the Securities:

                           (A) is or was a resident, domiciled in or a national
                  of, or is or was engaged in business or maintained a permanent establishment in, or is or was physically present in, the Relevant Taxing Jurisdiction or otherwise has or had some connection with the Relevant Taxing Jurisdiction other than the mere ownership of, or receipt of payment under, the Securities;

                           (B) presented Securities for payment in the Relevant
                  Taxing Jurisdiction, unless the Security could not have been presented for payment elsewhere; or

                           (C) presented the Securities more than 30 days after
                  the date on which the payment in respect of the Securities first became due and payable or provided for, whichever is later, except to the extent the holder would have been entitled to the Additional Amounts if it had presented the Securities for payment on any day within the period of 30 days;

                  (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of such taxes;

                  (3) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium or interest on, the Securities;

                  (4) any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld by reason of the failure by the holder, beneficial owner or other person ultimately entitled to obtain an interest in the Securities to comply with the Issuers' request addressed to the holder, beneficial owner or other person ultimately entitled to obtain an interest in the Securities, as the case may be,

                           (A) to provide information concerning the
                  nationality, residence, identity or address of the holder, beneficial owner or such other person, as the case may be; or

                           (B) to make any declaration or other similar claim or
                  satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation, protocol or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of the withholding, deduction, tax, assessment or other governmental charge; or

                  (5) any combination of items (1), (2), (3) and (4) above.

Furthermore, no Additional Amounts will be paid with respect to any payment of, or in respect of, the principal of, or any premium or interest on, the Securities to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of the payment to the extent payment would, under the laws of the Relevant Taxing Authority, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder of the Securities.

                  The Issuers, the Company and the Subsidiary Guarantors will not be liable to pay Additional Amounts to any Holder for any deduction or withholding on account of any duties or taxes where those duties or taxes are imposed or levied by or on behalf of the Commonwealth of Australia by virtue of the Holder being an associate (as defined in Section 128F of the Income Tax Assessment Act 1936 (Australia)) of the Issuers, the Company or a Subsidiary Guarantor or as a result of the Holder being a party to or participating in a scheme to avoid the duties or taxes, being a scheme which none of the Issuers, the Company or a Subsidiary Guarantor was either party to nor participated in.

                  Upon request, the Issuers, the Company and the Subsidiary Guarantors, as applicable, shall provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

                  Whenever in this Indenture there is mentioned, in any context:

                  (1) the payment of principal;

                  (2) purchase prices in connection with a purchase of Securities;

                  (3) interest; or

                  (4) any other amount payable on or with respect to any of the Securities,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  The Issuers shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of (i) Australia and the jurisdiction of incorporation of any Subsidiary Guarantor, (ii) the jurisdiction of incorporation of any successor of either Issuer or the Company, or (iii) any jurisdiction in which a paying agent is located, and the Issuers agree to indemnify the Holders for any such taxes paid by such Holders.

                  The obligations described under this Section shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuers, the Company or any Subsidiary Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

                  SECTION 4.15. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year, an Officers' Certificate of the Company stating that in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company and the Issuers are taking or propose to take with respect thereto. The Issuers and the Company also shall comply with TIA
Section 314(a)(4).

                  SECTION 4.16. Further Instruments and Acts. Upon request of the Trustee, the Issuers, the Company and the Subsidiary Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE 5

                                Successor Company

                  SECTION 5.01. When Company, Issuers and Subsidiary Guarantors May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of Australia or the laws of any political subdivision thereof, the laws of New Zealand or the laws of any political subdivision thereof, the laws of Norway or the laws of any political subdivision thereof, the laws of the United States of America, any State thereof or the District of Columbia, the laws of the United Kingdom or the laws of any political subdivision thereof, the laws of any member of the European Union or the laws of any political subdivision thereof and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all the obligations of the Company under the Company Guaranty and this Indenture;

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                                                                              89

                  (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional US$1.00 of Indebtedness pursuant to Section 4.03(a); and

                  (4) the Company shall have delivered to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company consolidating or merging with or transferring all or part of its properties to, an Affiliate of the Company principally for the purpose and with the principal effect of reincorporating the Company in another jurisdiction or otherwise changing the jurisdiction of organization of the Company and not for evading the foregoing limitations.

                  For purposes of this Section 5.01(a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Company Guaranty, and the

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                                                                              90

predecessor Company, except in the case of a lease, shall be released from its obligations with respect to the Company Guaranty.

                  (b) Neither Issuer shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series or transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "Successor Issuer") shall be a Person organized and existing under the laws of Australia or the laws of any political subdivision thereof, the laws of New Zealand or the laws of any political subdivision thereof, the laws of Norway or the laws of any political subdivision thereof, the laws of the United States of America, any State thereof or the District of Columbia, the laws of the United Kingdom or the laws of any political subdivision thereof, the laws of any member of the European Union or the laws of any political subdivision thereof; and the Successor Issuer (if not an Issuer) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all the obligations of the predecessor Issuer under the Securities and this Indenture;

                  (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer as a result of such transaction as having been Incurred by such Successor Issuer at the time of such transaction), no Default shall have occurred and be continuing and no Change of Control shall have occurred; and

                  (3) the Company shall have delivered to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  A Successor Issuer shall be the successor to the predecessor Issuer and shall succeed to, and be substituted

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                                                                              91

for, and may exercise every right and power of, the predecessor Issuer under this Indenture, and the predecessor Issuer, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

                  (c) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

                  (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, the resulting, surviving or transferee Person (if not such Subsidiary) shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

                  (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (3) the Company delivers to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

                                   ARTICLE 6

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Issuers default in any payment of interest or any Additional Amounts on any Security

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                                                                              92

         when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Issuers (i) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise or (ii) fail to purchase Securities when required pursuant to this Indenture or the Securities;

                  (3) the Issuers or the Company fail to comply with Section
         5.01;

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 or 4.13 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;

                  (5) the Company, the Issuers or any Subsidiary Guarantor fail to comply with any of its agreements in the Securities or this Indenture or a Subsidiary Guaranty (other than those referred to clause
         (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Indebtedness of the Company, the Issuers or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds US$10.0 million, or its foreign currency equivalent at the time;

                  (7) the Company, an Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

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                                                                              93

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company, an Issuer or
                  any Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company, an Issuer or
                  any Significant Subsidiary or, in the case of the Company or any Significant Subsidiary, for all or substantially all of its property, or, in the case of an Issuer, for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Company, an Issuer or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 consecutive days;

                  (9) an administrator or controller (as such terms are defined in the Corporations Act 2001 of Australia) is appointed to the Company, an Issuer or any Significant Subsidiary and is not removed within 60 days;

                  (10) any final judgment or decree for the payment of money in excess of US$10.0 million (to the extent not covered by available insurance) or its foreign currency equivalent at the time is entered against the Company, an Issuer or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such final judgment or decree and is not discharged, waived, vacated or the execution thereof stayed within such period of 60 consecutive days; or

                  (11) the Company Guaranty or a Subsidiary Guaranty ceases to be in full force and effect (other

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                                                                              94

         than, in the case of a Subsidiary Guaranty, in accordance with the terms of such Subsidiary Guaranty or as a result of a change in law) or the Company or any Subsidiary Guarantor denies or disaffirms its obligations under the Company Guaranty or its Subsidiary Guaranty, as the case may be.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, Chapter 5, Corporations Act 2001 (Commonwealth of Australia) or any similar United States Federal or state, Australian or other non-United States law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian, administrator, controller or similar official under any Bankruptcy Law.

                  A Default under clauses (4) or (5) is not an Event of Default until the Company receives written notice from the Trustee or the holders of at least 25% in principal amount of the outstanding Securities specifying the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of the Company of any Event of Default under clause (6) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), or (10), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7), (8) or (9) with respect to the Issuers or the Company) occurs and is continuing and has not been

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                                                                              95

waived pursuant to Section 6.04, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7), (8) or (9) with respect to the Issuers or the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section
9.02 cannot be

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                                                                              96

amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request within such 60-day period.

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                                                                              97

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuers, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

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                                                                              98

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD: to the Issuers.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Issuers shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Issuers and the Company (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers and the Company (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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                                                                              99

                                    ARTICLE 7

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations stated herein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate from the Company or the Issuers or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

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                                                                             101

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Any request or direction of the Issuers mentioned herein will be sufficiently evidenced by an Issuer Order and any resolution of the Board will be sufficiently evidenced by a board resolution.

                  (g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it will be entitled to examine the books, records, and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge

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                                                                             102

thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                  (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (k) The Trustee may request that the Issuers deliver an Officers' Certificate of the Issuers, the Company or a Subsidiary Guarantor setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any

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                                                                             103

Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of services hereunder, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuers and the Company shall, jointly and severally, indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees and reasonable expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Issuers or the Company of its obligations hereunder. The Issuers and the Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. Neither the Issuers nor the Company need reimburse any

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                                                                             104

expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Issuers' and the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, other than money or property held in trust to pay principal of and interest on particular Securities. Amounts advanced to the Trustee pursuant to this Section
7.07 shall be deemed property of the Trustee and not of the Company.

                  The Issuers' and the Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Issuers or the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event

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being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the reasonable expense of the Issuers, or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers' and the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time

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                                                                             106

any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least US$50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Issuers irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuers pay all other sums payable hereunder by the Issuers or the Company,

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                                                                             107

then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate of the Issuers and an Opinion of Counsel and at the cost and expense of the Issuers.

                  (b) Subject to Sections 8.01(c) and 8.02, the Issuers and the Company at any time may terminate (1) all their obligations under the Securities and this Indenture ("legal defeasance option") or (2) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13
and 4.14 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8),
6.01(9) and 6.01(10) (but, in the case of Sections 6.01(7), (8) and (9), with respect only to Significant Subsidiaries) and the limitations contained in
Section 5.01(a)(3) ("covenant defeasance option"). The Issuers may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10)
(but, in the case of Sections 6.01(7), (8) and (9), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Issuers exercise their legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

                  (c) Notwithstanding clauses (a) and (b) above, the Issuers' and the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
7.07 and 7.08 and in this Article 8 shall survive until the Securities have been

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                                                                             108

paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 8.04 and
8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Issuers may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Issuers or the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other material agreement binding on the Issuers or the Company;

                  (5) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that
         (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to

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                                                                             109

         the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (8) if any of the Issuers is organized under the laws of a jurisdiction outside of Australia or the United States at the time, such Issuer delivers to the Trustee an Opinion of Counsel in the jurisdiction of organization of such Issuer to the effect that Holders will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance, and will be subject to income tax of such jurisdiction on the same amounts, and in the same manner and at the same times as would have been the case if such deposit and defeasance, had not occurred;

                  (9) the Issuers deliver to the Trustee an Opinion of Counsel in Australia to the effect that Holders will not recognize income, gain or loss income for tax purposes of such jurisdiction as a result of such deposit and defeasance, and will be subject to income tax of such jurisdiction on the same amounts, and in the same manner and at the same times as would have been the case if such deposit and defeasance, had not occurred; and

                  (10) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the

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                                                                             110

         defeasance and discharge of the Securities as contemplated by this
         Article 8 have been complied with.

                  Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. Repayment to Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in

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                                                                             111

accordance with this Article 8; provided, however, that, if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Issuers, the Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to provide for the assumption by a successor corporation of the obligations of the Company, the Issuers, or any Subsidiary Guarantor to the extent permitted by this Indenture;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add guarantees with respect to the Securities, including any Subsidiary Guaranty, or to secure the Securities;

                  (5) to add to the covenants of the Company, the Issuers or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company, the Issuers or a Subsidiary Guarantor;

                  (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

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                                                                             112

                  (7) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company, the Issuers, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal amount of or extend the Stated Maturity of any Security;

                  (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities, including pursuant to the Company Guaranty or any Subsidiary Guaranty;

                  (7) make any change in the ranking or priority of any Security that would adversely affect the Securityholders;

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                                                                             113

                  (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

                  (9) make any change in the Company Guaranty or any Subsidiary Guaranty that would adversely affect the Securityholders; or

                  (10) make any change in Section 4.14 that adversely affects the rights of any Securityholder or amend the terms of the Securities or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described therein.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the

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                                                                             114

Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or waiver.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate of the Issuers and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Issuers, the Company nor any Affiliate of an Issuer or the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set

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                                                                             115

forth in solicitation documents relating to such consent, waiver or agreement to amend.

                                   ARTICLE 10

                                   Guaranties

                  SECTION 10.01. Company Guaranty. The Company hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal and interest on the Securities (including any Additional Amounts payable in respect thereof) when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the Securities, (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guarantied Obligations") and (c) the full and punctual payment of the principal, interest, and premium, if any, payable in respect of the Subsidiary Guaranty of Burns Philp Treasury (Europe) B.V. and Burns Philp Treasury (Australia) Ltd. The Company hereby agrees that its obligations hereunder shall be as if it were a principal debtor and not merely a surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of the Securities or this Indenture, any failure to enforce the provisions of the Securities or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the Holders of the Securities or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Company, increase the principal amount of a Security or the interest rate thereon or increase any premium payable upon redemption thereof.

                  The Company hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, the benefit of discussion, protest or notice with respect to any

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                                                                             116

Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Company Guaranty will not be discharged with respect to any Security except as provided in Section 5.01.

                  The Company further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guarantied Obligations may be accelerated as provided in Article 6 for purposes of the Company Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantied Obligations, and (y) in the event of any declaration of acceleration of such Guarantied Obligations as provided in Article 6, such Guarantied Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purposes of this Section.

                  The Company shall be subrogated to all rights of each Holder of Securities against the Issuers in respect of any amounts paid to such Holder by the Company pursuant to the provisions of the Company Guaranty.

                  The Company also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and reasonable expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  The Company Guaranty set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by an authorized signatory of the Trustee pursuant to Section 2.02.

                  To evidence the Company Guaranty, the Company hereby agrees to execute the notation of the Company Guaranty in substantially the form included in the forms of the Securities attached hereto as Exhibit 1 to the Appendix and Exhibit A to be endorsed on each Security authenticated and delivered by the Trustee. The Company hereby agrees that the Company Guaranty shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Company Guaranty. Each such notation of the Company Guaranty shall be signed on behalf of the Company by two Officers of the Company, prior to the

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                                                                             117

authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the due authentication thereof by the Trustee pursuant to Section 2.02, shall constitute due delivery of the Company Guaranty on behalf of the Company. Such signatures upon the notation of the Company Guaranty may be manual or facsimile signatures of such Officers of the Company and may be imprinted or otherwise reproduced below the notation of the Company Guaranty, and in case any such Officer of the Company who shall have signed the notation of the Company Guaranty shall cease to be such Officer of the Company before the Security on which such notation is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuers, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the notation of the Company Guaranty had not ceased to be such Officer of the Company.

                  The Company further agrees that the Company Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

                  SECTION 10.02. Subsidiary Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns, the Guarantied Obligations, subject to Section 10.03. Each Subsidiary Guarantor further agrees that the Guarantied Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this
Article 10 notwithstanding any extension or renewal of any Guarantied
Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guarantied Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guarantied Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the

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                                                                             118

failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantied Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guarantied Obligations; or (f) except as set forth in Section 10.07, any change in the ownership of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guarantied Obligations.

                  Except as expressly set forth in Sections 8.01(b), 10.03 and 10.07, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantied Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

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                                                                             119

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guarantied Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guarantied Obligation (including any Additional Amounts payable in respect thereof) when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guarantied Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guarantied Obligations (including any Additional Amounts payable in respect thereof), (2) accrued and unpaid interest on such Guarantied Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guarantied Obligations of the Issuers to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guarantied Obligations may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantied Obligations, and (y) in the event of any declaration of acceleration of such Guarantied Obligations as provided in
Article 6, such Guarantied Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 10.03. Limitation on Liability of Subsidiary Guarantors. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guarantied Obligations by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  Each Subsidiary Guarantor incorporated in Germany shall not be liable under its respective Subsidiary Guaranties if and to the extent, at the time of enforcement of the relevant Subsidiary Guaranty, payments under such Subsidiary Guaranty would not be allowed pursuant to Section 30 of the German GmbH-Gesetz (German Act on Limited Liability Companies) in order to preserve the registered share capital (Stammkapital) of the relevant Subsidiary Guarantor or of the partners of Deutsche Hefewerke GmbH & Co. OHG (Gesellschafter), as the case may be.

                  SECTION 10.04. Successors and Assigns. This Article 10 shall be binding upon each Securities Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

                  SECTION 10.06. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Securities Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Securities Guarantor in any case shall entitle such Securities Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.07. Release of Subsidiary Guarantor. Upon the sale or other disposition (including by way of consolidation or merger) of any Subsidiary Guarantor (other than to the Company or a Restricted Subsidiary), the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (other than to the Company or a Restricted Subsidiary), the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, or if
(A) such Subsidiary Guarantor is not Guaranteeing any Indebtedness Incurred pursuant to clause (1) or (2) of Section 4.03(b) and (B) a change in or amendment to the laws (including any regulations or rules promulgated thereunder) of the jurisdiction of organization of such Subsidiary Guarantor has occurred that prohibits such Subsidiary Guarantor from maintaining its Subsidiary Guarantee, in each case pursuant to the terms of this Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this
Article 10 without any further action required on the part of the Trustee or any Holder. At the request of the Company or the relevant Subsidiary Guarantor, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                  SECTION 10.08. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guarantied Obligations to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

                                   ARTICLE 11

                                  Miscellaneous

                  SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Issuers or any Securities Guarantor:

                           Burns, Philp & Company Limited
                           Level 23
                           56 Pitt Street
                           Sydney NSW 2000
                           Australia
                           Attention: Helen Golding

                  With a copy to:

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, NY 10019-6092
                           Attention: Morton A. Pierce

                  if to the Trustee:

                           Wells Fargo Bank,
                           National Association
                           707 Wilshire Blvd.
                           17th Floor
                           Los Angeles, CA 90017
                           Attention: Corporate Trust Department

                  The Issuers, any Securities Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, any Securities Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers or the Company to the Trustee to take or refrain from taking any action under this Indenture, the Issuers or the Company, as applicable, shall furnish to the Trustee:

                  (1) an Officers' Certificate of the Company or the Issuers, as applicable, in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuers, the Company or the applicable Subsidiary Guarantor, if any, provided for in the Indenture relating to the proposed action have been complied with.

                  SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers, the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Person of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in Sydney, Australia. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 11.10. Consent to Jurisdiction; Appointment of Agent for Service of Process; Judgment Currency. (a) each of the Issuers, the Company and the Subsidiary Guarantors, by the execution and delivery of this Indenture, irrevocably agrees that service of process may be made upon CT Corporation System ("CT Corporation"), with offices at 1633 Broadway, 23rd Floor, New York, New York 10019 (or its successors as agent for service of process), in the County, City and State of New York, United States of America, in any suit or proceeding against it instituted by the Trustee, based on or arising under this Indenture or the Securities and the transactions contemplated hereby in any federal or state court in the State of New York, County of New York, and each of the Issuers, the Company, the Subsidiary Guarantors and the Trustee hereby irrevocably consents and submits to the jurisdiction of, and Burns Philp Food, S.A. hereby submits to the exclusive jurisdiction of, any such court and to the courts of its own corporate domicile in respect of actions brought against it as a defendant generally and unconditionally in respect of any such suit or proceeding.

                  (b) each of the Issuers, the Company and the Subsidiary Guarantors further, by the execution and delivery of this Indenture, irrevocably designates, appoints and empowers CT Corporation, with offices at 1633 Broadway, 23rd Floor, New York, New York 10019, as its designee, appointee and authorized agent to receive for and on its behalf service (i) of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Securities and the transactions contemplated hereby and (ii) that may be made on such designee, appointee and authorized agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation as such authorized agent shall become effective immediately without any further action on its part. Each of the Issuers, the Company and the Subsidiary Guarantors represents to the Trustee that it has notified CT Corporation of such designation and appointment and that CT Corporation has accepted the same, and that CT Corporation has been paid its full fee for such designation, appointment and related services through the date that is one year from the date of this Indenture. Each of the Issuers, the Company and the Subsidiary Guarantors further agrees that, to the extent permitted by law, service of process upon CT Corporation (or its successors as agent for service of process) and written notice of said service to the Issuers, the Company or a Subsidiary Guarantor, as applicable, pursuant to Section 11.02 of this Indenture, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, each of the Issuers, the Company and the Subsidiary Guarantors agrees to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section reasonably satisfactory to the Trustee. Each of the Issuers, the Company and the Subsidiary Guarantors further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the it by serving a copy thereof upon the relevant agent for service of process referred to in this Section (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to the it at its address specified in or designated pursuant to this Indenture. Each of the Issuers, the Company and the Subsidiary Guarantors agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Trustee to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law. Each of the Issuers, the Company and the Subsidiary Guarantors hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in federal or state court in the State of New York, County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase United States dollars with the other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the any party hereto in respect of any sum due from it to the Trustee shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Trustee of any sum adjudged to be so due in the other currency, on which (and only to the extent that) the Trustee may in accordance with normal banking procedures purchase United States dollars with the other currency; if the United States dollars so purchased are less than the sum originally due to the Trustee hereunder, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee against the loss. If the United States dollars so purchased are greater than the sum originally due to the Trustee hereunder, the Trustee agrees to pay to such party an amount equal to the excess of the dollars so purchased over the sum originally due to the Trustee hereunder.

                  (d) To the extent that any of the Issuers, the Company or the Subsidiary Guarantors may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity, to the fullest extent permitted by law.

                  (e) The provisions of this Section shall survive any termination of this Indenture, in whole or in part.

                  SECTION 11.11. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Issuers or any Securities Guarantor shall have any liability for any obligations of the Issuers under the Securities or this Indenture or of such Securities Guarantor under its Securities Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 11.12. Successors. All agreements of the Issuers and each Securities Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                              BURNS PHILP CAPITAL PTY
                                              LIMITED (ACN 100 768 803), as
                                              the Australian Issuer,

                                                by being signed,
                                                sealed and delivered

                                                by /s/ Helen Golding
                                                   __________________________
                                                   Name:  Helen Golding
                                                   Title: Company Secretary
                                                          and Group Legal
                                                          Counsel and Attorney

                                              BURNS PHILP CAPITAL (U.S.) INC.,
                                              as the US Issuer,

                                              by   /s/ Helen Golding
                                                   __________________________
                                                   Name:  Helen Golding
                                                   Title: Attorney

                                              BURNS, PHILP & COMPANY
                                              LIMITED (ACN 000 000 359), as
                                              the Company,

                                                by being signed, sealed and
                                                delivered by

                                                   /s/ Helen Golding
                                                   ____________________________
                                                   Name:  Helen Golding
                                                   Title: Company Secretary
                                                          and Group Legal
                                                          Counsel and Attorney

                                              BPCUS1 INC., as
                                              Subsidiary Guarantor,

                                                by /s/ Helen Golding
                                                   ____________________________
                                                   Name:  Helen Golding
                                                   Title: Attorney

                                              BURNS PHILP INC., as
                                              Subsidiary Guarantor,

                                                by /s/ Helen Golding
                                                   ____________________________
                                                   Name:  Helen Golding
                                                   Title: Attorney

                                              BURNS PHILP FOOD INC., as
                                              a Subsidiary Guarantor,

                                                by /s/ Helen Golding
                                                   ____________________________
                                                   Name:  Helen Golding
                                                   Title: Attorney

                                              TONE BROTHERS, INC., as a
                                              Subsidiary Guarantor,

                                                by /s/ Helen Golding
                                                   ____________________________
                                                   Name:  Helen Golding
                                                   Title: Attorney

                                              SUDAMERICANA DE LEVADURAS S.A.
                                                DE INVERSIONES
                                              BURNS PHILP AUSTRALIA PTY
                                                LIMITED (ACN 101 664 082)
                                              BURNS PHILP CAMELLIA PTY
                                                LIMITED (ACN 003 925 040)
                                              BURNS PHILP FOOD HOLDINGS PTY
                                                LIMITED (ACN 000 003 010)
                                              BURNS PHILP FOOD OVERSEAS
                                                HOLDINGS LIMITED
                                                (ACN 000 010 711)

                                              BURNS PHILP FOOD OVERSEAS
                                                INVESTMENTS PTY LIMITED
                                                (ACN 101 664 840)
                                              BURNS PHILP FOOD PROPERTIES
                                                PTY LIMITED (ACN 008 443 856)
                                              BURNS PHILP FOOD SERVICES PTY
                                                LIMITED (ACN 003 994 250)
                                              BURNS PHILP SOUTH AMERICA PTY
                                                LIMITED (ACN 072 208 309)
                                              BURNS PHILP MIDDLE EAST PTY
                                                LIMITED (ACN 077 288 021)
                                              BURNS PHILP OVERSEAS HOLDINGS
                                                LIMITED (ACN 004 474 551)
                                              BURNS PHILP PAKISTAN PTY
                                                LIMITED (ACN 068 581 653)
                                              BURNS PHILP TECHNOLOGY &
                                                DEVELOPMENT PTY LIMITED
                                                (ACN 003 994 241)
                                              BURNS PHILP TECHNOLOGY PTY
                                                LIMITED (ACN 061 602 506)
                                              BURNS PHILP TREASURY
                                                (AUSTRALIA) LIMITED
                                                (ACN 003 731 986)
                                              INDONESIAN YEAST COMPANY PTY
                                                LIMITED (ACN 061 753 026)
                                              MAURI FERMENTATION ARGENTINA
                                                PTY LIMITED (ACN 003 994 312)
                                              MAURI FERMENTATION BRAZIL PTY
                                                LIMITED (ACN 060 142 038)
                                              MAURI FERMENTATION CHILE PTY
                                                LIMITED (ACN 061 325 157)
                                              MAURI FERMENTATION CHINA PTY
                                                LIMITED (ACN 051 675 775)
                                              MAURI FERMENTATION INDIA PTY
                                                LIMITED (ACN 063 797 759)
                                              MAURI FERMENTATION INDONESIA
                                                PTY LIMITED (ACN 001 515 617)
                                              MAURI FERMENTATION MALAYSIA
                                                PTY LIMITED (ACN 051 611 628)
                                              MAURI FERMENTATION PHILIPPINES
                                                PTY LIMITED (ACN 068 581 493)
                                              MAURI FERMENTATION VIETNAM PTY
                                                LIMITED (ACN 066 107 426)
                                              MAURI YEAST AUSTRALIA PTY
                                                LIMITED (ACN 003 853 656)

                                              BPC1 PTY LIMITED
                                                (ACN 101 665 918)
                                              BURNS PHILP FOOD LIMITED
                                              BURNS PHILP ECUADOR S.A.
                                              BURNS PHILP DEUTSCHLAND EXPORT
                                                NAHRUNGSMITTEL-
                                                VERTRIEBSGESELLSCHAFT MBH
                                              BURNS PHILP DEUTSCHLAND GMBH
                                              BURNS PHILP DEUTSCHLAND
                                                GRUNDBESITZ GMBH
                                              DEUTSCHE HEFEWERKE GMBH & CO.
                                                OHG
                                              DEUTSCHE HEFEWERKE VERWALTUNGS
                                                GMBH
                                              BURNS PHILP GUATEMALA, S.A.
                                              BURNS PHILP TREASURY (EUROPE)
                                                B.V.
                                              BURNS PHILP NETHERLANDS
                                                EUROPEAN HOLDINGS B.V.
                                              BURNS PHILP (NEW ZEALAND) LIMITED
                                              NEW ZEALAND FOOD INDUSTRIES
                                                LIMITED
                                              BURNS PHILP PERU S.A.C.
                                              BURNS PHILP FOOD, S.A.
                                              BURNS PHILP (U.K.) PLC
                                              FLODDEN S.A.
                                              GREENSTED S.A.
                                              LEVADURA URUGUAYA S.A.
                                              GOODMAN FINANCE LIMITED
                                              BURNS PHILP VENEZUELA, S.A.,
                                              as Subsidiary Guarantors,

                                                by being signed, sealed and
                                                delivered by

                                                   /s/ Helen Golding
                                                   ____________________________
                                                   Name:  Helen Golding
                                                   Title: Attorney

                                              WELLS FARGO BANK, NATIONAL
                                              ASSOCIATION, as Trustee,

                                                by /s/ Frank McDonald
                                                   ____________________________
                                                   Name: Frank McDonald
                                                   Title: Vice President

                                                                       EXHIBIT 1

                      [FORM OF SUPPLEMENTAL INDENTURE TO BE
                 DELIVERED BY ADDITIONAL SUBSIDIARY GUARANTORS]

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated
as of [     ] among [     ] (the "Additional Subsidiary Guarantor"), a [     ]
corporation and a subsidiary of Burns, Philp & Company Limited (ACN 000 000
359), an Australian corporation (or its permitted successor) (the "Company"), Burns Philp Capital Pty Limited (ACN 100 768 803) (the "Australian Issuer"), Burns Philp Capital (U.S.) Inc. (the "US Issuer" and, collectively with the Australian Issuer, the "Issuers") the other Subsidiary Guarantors (the "Existing Subsidiary Guarantors") and Wells Fargo Bank, National Association, a national banking association, as Trustee under the Indenture (the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS, the Issuers, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of June 16, 2003, providing for the issuance of 9 1/2% Senior Notes due 2010 (the "Securities");

                  WHEREAS, Section 4.13 of the Indenture provides that under certain circumstances the Company will cause the Additional Subsidiary Guarantor to execute and deliver to the Trustee a Guaranty Agreement pursuant to which the Additional Subsidiary Guarantor will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of the Indenture (other than Section 10.01); and

                  WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee, the Issuers, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Company, the Additional Subsidiary Guarantor, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                  SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

                  SECTION 2. Guaranties. The Additional Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Issuers' obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture (other than Section 10.01) and to be bound by all other applicable provisions of the Indenture.

                  SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

                  IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                              BURNS PHILP CAPITAL PTY LIMITED
                                              (ACN 100 768 803),

                                                by

                                                   ____________________________
                                                   Name:
                                                   Title:

                                              BURNS PHILP CAPITAL (U.S.) INC.,

                                                by

                                                   ____________________________
                                                   Name:
                                                   Title:

                                              BURNS, PHILP & COMPANY LIMITED
                                              (ACN 000 000 359),

                                                by

                                                   ____________________________
                                                   Name:
                                                   Title:

                                              [SUBSIDIARY GUARANTORS]

                                                by

                                                   ____________________________
                                                   Name:
                                                   Title:

                                              [ADDITIONAL SUBSIDIARY GUARANTOR]

                                                by

                                                   ____________________________
                                                   Name:
                                                   Title:

                                              WELLS FARGO BANK, NATIONAL
                                              ASSOCIATION,

                                                by

                                                   ____________________________
                                                   Name:
                                                   Title:

                                                          RULE 144A/REGULATION S
                                                          APPENDIX

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

1. Definitions

         1.1      Definitions

         Capitalized terms used but not otherwise defined in this Appendix shall have the meanings assigned in the Indenture. For the purposes of this Appendix the following terms shall have the meanings indicated below:

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream, for such a Temporary Regulation S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

                  "Definitive Security" means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(e).

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

                  "Exchange Securities" means (1) the 9 1/2% Senior Notes due 2010 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a

Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

                  "Initial Purchasers" means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse First Boston LLC and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

                  "Initial Securities" means (1) US$100.0 million aggregate principal amount of 9 1/2% Senior Notes due 2010 issued on the Issue Date and
(2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

                  "Private Exchange" means the offer by the Issuers, the Company and the Subsidiary Guarantors, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private Exchange Securities" means any 9 1/2% Senior Notes due 2010 issued in connection with a Private Exchange.

                  "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated June 2, 2003, among the Issuers, the Company, the Subsidiary Guarantors and Credit Suisse First Boston LLC, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Issuers, the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Securities.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Issuers, the Company and the Subsidiary Guarantors, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated June 16, 2003, among the Issuers, the Company, the Subsidiary Guarantors and Credit Suisse First Boston LLC, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers, the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Securities under the related Purchase Agreement.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

                  "Securities Act" means the Securities Act of 1933.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

                  "Shelf Registration Statement" means the registration statement issued by the Issuers in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

         1.2      Other Definitions.

                                                                                            Defined in
                                       Term                                                  Section:
                                       ----                                                 ----------
"Agent Members"..................................................................             2.1(b)
"Global Security"................................................................             2.1(a)
"Permanent Regulation S Global Security".........................................             2.1(a)
"Regulation S"...................................................................             2.1(a)
"Rule 144A"......................................................................             2.1(a)
"Rule 144A Global Security"......................................................             2.1(a)
"Temporary Regulation S Global Security".........................................             2.1(a)

         2.       The Securities.

         2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Issuers pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a permanent global security (the "Permanent Regulation S Global Security"), or any other Security without a legend containing restrictions on transfer of such Security prior to the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as "Global Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                  The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Certificated Securities. Except as provided in this
Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

         2.2      Authentication. The Trustee shall authenticate and deliver:
(1) on the Issue Date, an aggregate principal amount of US$100.0 million 9 1/2% Senior Notes due 2010, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Issuers signed by two Officers of each Issuer or by an Officer of each Issuer and either an Assistant Treasurer or an Assistant Secretary of each Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section
4.03 of the Indenture.

         2.3      Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

                  (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                           (B) if such Definitive Securities are being
                  transferred to the Issuers, a certification to that effect; or

                           (C) if such Definitive Securities are being
                  transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act,; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

                  (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause
         (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers' Certificate of Issuers, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Issuers, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

                  (e) Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUERS (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS, AND
                  (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Each Definitive Security will also bear the following additional legend:

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends relating to the restrictions on transfer relating to the Securities Act on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or appropriate directions to transfer such Holder's interest in the Global Security, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restrictive securities legend relating to the restrictions on transfer relating to the Securities Act set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

                  (f) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (g) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.09 and
         9.05 of the Indenture).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (h) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  2.4 Certificated Securities.

                  (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depositary or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuers within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notify the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of US$1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              TO
                                                 RULE 144A/REGULATION S APPENDIX

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

                         [Restricted Securities Legend]

                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUERS (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                 [Temporary Regulation S Global Security Legend]

                  EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (I) TO THE ISSUERS, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN

ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

                  BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF
(1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A,
(B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                  BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.A. OR CLEARSTREAM BANKING SOCIETE ANONYME.

                         [Definitive Securities Legend]

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                                             CUSIP No. _________
                                                                 ISIN __________
                                                      Common Code No. __________

No. _____________                                                     $ ________

                          9 1/2% Senior Notes due 2010

                  Burns Philp Capital Pty Limited (ACN 100 768 803), an Australian corporation, and Burns Philp Capital (U.S.) Inc., a Delaware corporation, promise to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars on November 15, 2010.

                  Interest Payment Dates: May 15 and November 15.

                  Record Dates: May 1 and November 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                         BURNS PHILP CAPITAL PTY LIMITED
                                           (ACN 100 768 803)

                                           by
                                              __________________________________
                                              Name:
                                              Title:

                                              __________________________________
                                              Name:
                                              Title:

                                         BURNS PHILP CAPITAL (U.S.) INC.

                                           by
                                              __________________________________
                                              Name:
                                              Title:

                                              __________________________________
                                              Name:
                                              Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION

  as Trustee, certifies
       that this is one of
       the Securities referred
       to in the Indenture.

 by
   __________________________________
         Authorized Signatory

                          NOTATION OF COMPANY GUARANTY

                  For value received, the Company (which term includes any successor under the Indenture) has unconditionally and irrevocably guaranteed to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal and interest on the Securities (including any Additional Amounts payable in respect thereof) when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under the Indenture and the Securities, (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Indenture and the Securities and (c) the full and punctual payment of the principal, interest, and premium, if any, payable in respect of the Subsidiary Guaranty of Burns Philp Treasury (Europe) B.V. and Burns Philp Treasury (Australia) Ltd. The obligations of the Company to the Holders of Securities and to the Trustee pursuant to the Company Guaranty and the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Company Guaranty and the Company's other obligations under the Indenture.

Dated:

                                         BURNS, PHILP & COMPANY LIMITED
                                         (ACN 000 000 359)

                                         by
                                            __________________________________
                                            Name:
                                            Title:

                                            __________________________________
                                            Name:
                                            Title:

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                           9 1/2% Senior Note due 2010

1.    Interest

                  Burns Philp Capital Pty Limited (ACN 100 768 803), an Australian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Australian Issuer"), and Burns Philp Capital (U.S.) Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "US Issuer" and, collectively with the Australian Issuer, the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuers will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 16, 2003. Interest on overdue principal will be paid by the Issuers at 1% per annum in excess of the rate shown above and the Issuers will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment

                  The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    Paying Agent and Registrar

                  Initially, Wells Fargo Bank, National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers, the Company or any Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

                  The Issuers issued the Securities under an Indenture dated as of June 16, 2003 ("Indenture"), among the Issuers, the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to their and the Company's compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.    Optional Redemption

                  Except as set forth below or under paragraph 6 below, the Issuers shall not be entitled to redeem the Securities prior to February 15, 2007.

                  On and after February 15, 2007, the Issuers shall be entitled at their option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                       Redemption
     Period              Price
     ------              -----
2007                    104.750%

                                                                              10

2008                    102.375%
2009 and thereafter     100.000%

                  Prior to February 15, 2006 the Issuers may at their option on one or more occasions redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 109.500%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Qualified Equity Issuances; provided, however, that

                  (1) at least 65% of such aggregate principal amount of Securities, other than Securities (which includes Additional Securities, if any) held directly or indirectly by the Company or its Affiliates, remains outstanding immediately after the occurrence of each such redemption; and

                  (2) each such redemption occurs within 90 days after the date of the related Qualified Equity Issuance. For purposes of this clause
         (2), the date of a Qualified Equity Issuance pursuant to the exercise of Company Options shall be August 23, 2003.

6.    Redemption for Changes in Withholding Taxes

                  The Issuers, the Company or the Subsidiary Guarantors, as the case may be, shall be entitled to redeem the Securities, at their option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuers or, if actually called upon to make a payment under a Guaranty, the Company or any Subsidiary Guarantor, as the case may be, have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts (and, in the case of any payment required under a Guaranty, no other

Subsidiary Guarantor is able to make the payment without being obligated to pay Additional Amounts) as a result of:

                  (1) a change in or an amendment to the laws or treaties (including any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction; or

                  (2) any change in or amendment to any official position regarding the application or interpretation of such laws, treaties, regulations or rulings (including a holding, order or decree or a court of competent jurisdiction or any other authority or agency having jurisdiction with respect to taxes), which change or amendment is announced or becomes effective on or after June 2, 2003 and the Company, the Issuers and the Subsidiary Guarantors cannot avoid such obligation by taking reasonable measures available to them (which reasonable measures shall not include changing the Issuers', the Company's or any Subsidiary Guarantor's obligations with respect to Securities). The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor permitted under Section
5.01 of the Indenture is organized, but only with respect to events arising after the date of succession.

                  Before publishing or mailing notice of redemption of the Securities as described above, the Issuers, the Company or the Subsidiary Guarantors, as the case may be, shall deliver to the Trustee an Officers' Certificate of the Issuers, the Company or the Subsidiary Guarantors, as the case may be, to the effect that the Issuers, the Company or the Subsidiary Guarantors, as the case may be, cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Issuers, the Company or the Subsidiary Guarantors, as the case may be, shall also deliver an opinion of independent legal counsel of recognized standing stating that the Issuers, the Company or the Subsidiary Guarantors, as the case may be, would be obligated to pay Additional Amounts as a result of a change or amendment referred to in clause (1) or (2) above.

7.    Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than US$1,000 principal amount may be redeemed in part but only in whole multiples of US$1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.    Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9.    Guaranties

                  The payment by the Issuers of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Securities Guarantors on the terms set forth in the Indenture.

10.   Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of US$1,000 principal amount and whole multiples of US$1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.   Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.   Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

13.   Discharge and Defeasance

                  Subject to certain conditions, the Issuers and the Company at any time shall be entitled to terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.   Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption by a successor corporation of the obligations of the Company, the Issuers, or any Subsidiary Guarantor, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuers, the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

15.   Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Issuers to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) acceleration or failure to pay within any grace period after final maturity of other Indebtedness of the Company, the Issuers or any Significant Subsidiary if the amount accelerated or so unpaid exceeds US$10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Issuers, the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of US$10.0 million and (vii) certain defaults with respect to Securities Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations,

Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.   Trustee Dealings with the Issuers

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17.   No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of an Issuer, the Company or the Trustee shall not have any liability for any obligations of the Issuers or the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.   Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.   Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.   CUSIP, ISIN and Common Code Numbers

                  The Issuers have caused CUSIP, ISIN and Common Code numbers to be printed on the Securities and has directed the Trustee to use CUSIP, ISIN and Common Code numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.   Holders' Compliance with Registration Rights Agreement.

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.   Governing Law.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE ISSUERS WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITY HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                  BURNS, PHILP & COMPANY LIMITED
                  LEVEL 23
                  56 PITT STREET
                  SYDNEY NSW 2000
                  AUSTRALIA
                  ATTENTION: SECRETARY

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee's name, address and zip code)
(Insert assignee's soc. sec. or tax I.D. No.)
and irrevocably appoint                           agent to transfer this
Security on the books of the Issuers. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _________________________ Your Signature: ________________________________

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuers or any Affiliate of an Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [ ]      to the Issuers; or

         (2)      [ ]      pursuant to an effective registration statement under
                           the United States Securities Act of 1933; or

         (3)      [ ]      inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the United States Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the United States
                           Securities Act of 1933; or

         (4)      [ ]      outside the United States in an offshore transaction
                           within the meaning of Regulation S under the United
                           States Securities Act in compliance with Rule 904 under the United States Securities Act of 1933; or

         (5)      [ ]      pursuant to the exemption from registration provided
                           by Rule 144 under the United States Securities Act of
                           1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the United States Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                        ________________________
                                                                Signature
Signature Guarantee:

____________________________                            ________________________
Signature must be guaranteed                                  Signature

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the United States Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________                         _____________________________
                                                NOTICE: To be executed by
                                                        an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

                                                         Principal amount of       Signature of
             Amount of decrease    Amount of increase        this Global         authorized officer
                in Principal       in Principal amount    Security following       of Trustee or
Date of        amount of this        of this Global        such decrease or          Securities
Exchange      Global Security           Security               increase)              Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                                      [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: US$-

Date: _______________                   Your Signature:_________________________
                                                       (Sign exactly as your
                                                       name appears on the other
                                                       side of this Security.)

Signature Guarantee: ______________________________________
                         (Signature must be guaranteed)

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A
                                                                              to
                                                 RULE 144A REGULATION S APPENDIX

                        FORM OF FACE OF EXCHANGE SECURITY
                       OR PRIVATE EXCHANGE SECURITY */**/

---------------
*/ If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

**/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

                                                             CUSIP No. _________
                                                                 ISIN __________
                                                      Common Code No. __________

No. ____________                                                      $ ________

                          9 1/2% Senior Notes due 2010

                  Burns Philp Capital Pty Limited (ACN 100 768 803), an Australian corporation, and Burns Philp Capital (U.S.) Inc., a Delaware corporation, promise to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars on November 15, 2010.

                  Interest Payment Dates: May 15 and November 15.

                  Record Dates: May 1 and November 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                         BURNS PHILP CAPITAL PTY LIMITED
                                         (ACN 100 768 803)

                                           by
                                              __________________________________
                                              Name:
                                              Title:

                                              __________________________________
                                              Name:
                                              Title:

                                         BURNS PHILP CAPITAL (U.S.) INC.

                                           by
                                              __________________________________
                                              Name:
                                              Title:

                                              __________________________________
                                              Name:
                                              Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION

  as Trustee, certifies
       that this is one of
       the Securities referred
       to in the Indenture.

by
   __________________________________
          Authorized Signatory

                          NOTATION OF COMPANY GUARANTY

                  For value received, the Company (which term includes any successor under the Indenture) has unconditionally and irrevocably guaranteed to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal and interest on the Securities (including any Additional Amounts payable in respect thereof) when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under the Indenture and the Securities, (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Indenture and the Securities and (c) the full and punctual payment of the principal, interest, and premium, if any, payable in respect of the Subsidiary Guaranty of Burns Philp Treasury (Europe) B.V. and Burns Philp Treasury (Australia) Ltd. The obligations of the Company to the Holders of Securities and to the Trustee pursuant to the Company Guaranty and the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Company Guaranty and the Company's other obligations under the Indenture.

Dated:

                                         BURNS, PHILP & COMPANY LIMITED
                                         (ACN 000 000 359)

                                           by
                                              __________________________________
                                              Name:
                                              Title:

                                              __________________________________
                                              Name:
                                              Title:

                    FORM OF REVERSE SIDE OF EXCHANGE SECURITY
                          OR PRIVATE EXCHANGE SECURITY

                           9 1/2% Senior Note due 2010

1.    Interest

                  Burns Philp Capital Pty Limited (ACN 100 769 803), an Australian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Australian Issuer"), and Burns Philp Capital (U.S.) Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being called the "US Issuer" and, collectively with the Australian Issuer, the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above[; PROVIDED, HOWEVER, THAT IF A REGISTRATION DEFAULT (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT) OCCURS, ADDITIONAL INTEREST WILL ACCRUE ON THIS SECURITY AT A RATE OF 0.25% PER ANNUM (INCREASING BY AN ADDITIONAL 0.25% PER ANNUM AFTER EACH CONSECUTIVE 90-DAY PERIOD THAT OCCURS AFTER THE DATE ON WHICH SUCH REGISTRATION DEFAULT OCCURS UP TO A MAXIMUM ADDITIONAL INTEREST RATE OF 1.00%) FROM AND INCLUDING THE DATE ON WHICH ANY SUCH REGISTRATION DEFAULT SHALL OCCUR TO BUT EXCLUDING THE DATE ON WHICH ALL REGISTRATION DEFAULTS HAVE BEEN CURED.](1) The Issuers will pay interest semiannually May 15 and November 15 of each year, commencing November 15, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 16, 2003. Interest on overdue principal will be paid by the Issuers at 1% per annum in excess of the rate shown above and the Issuers will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

-----------------
(1) Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

2.    Method of Payment

                  The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    Paying Agent and Registrar

                  Initially, Wells Fargo Bank, National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers, the Company or any Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

                  The Issuers issued the Securities under an Indenture dated as of June 16, 2003 ("Indenture"), among the Issuers, the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to their and the Company's compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.    Optional Redemption

                  Except as set forth below or under paragraph 6 below, the Issuers shall not be entitled to redeem the Securities prior to February 15, 2007.

                  On and after February 15, 2007, the Issuers shall be entitled at their option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                                         Redemption
      Period                               Price
      ------                               -----
2007                                      104.750%
2008                                      102.375%
2009 and thereafter                       100.000%

                  Prior to February 15, 2006, the Issuers may at their option on one or more occasions redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 109.500%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Qualified Equity Issuances; provided, however, that

                  (1) at least 65% of such aggregate principal amount of Securities, other than Securities (which includes Additional Securities, if any) held directly or indirectly by the Company or its Affiliates, remains outstanding immediately after the occurrence of each such redemption; and

                  (2) each such redemption occurs within 90 days after the date of the related Qualified Equity Issuance. For purposes of this clause
         (2), the date of a Qualified Equity Issuance pursuant to the exercise of Company Options shall be August 23, 2003.

6.    Redemption for Changes in Withholding Taxes

                  The Issuers, the Company or the Subsidiary Guarantors, as the case may be, shall be entitled to redeem the Securities, at their option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuers or, if actually called upon to make a payment under a Guaranty, the Company or any Subsidiary Guarantor, as the case may be, have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any

Additional Amounts (and, in the case of any payment required under a Guaranty, no other Subsidiary Guarantor is able to make the payment without being obligated to pay Additional Amounts) as a result of:

                  (1) a change in or an amendment to the laws or treaties (including any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction; or

                  (2) any change in or amendment to any official position regarding the application or interpretation of such laws, treaties, regulations or rulings (including a holding, order or decree or a court of competent jurisdiction or any other authority or agency having jurisdiction with respect to taxes), which change or amendment is announced or becomes effective on or after June 2, 2003 and the Company, the Issuers and the Subsidiary Guarantors cannot avoid such obligation by taking reasonable measures available to them (which reasonable measures shall not include changing the Issuers', the Company's or any Subsidiary Guarantor's obligations with respect to the Securities). The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor permitted under Section
5.01 of the Indenture is organized, but only with respect to events arising after the date of succession.

                  Before publishing or mailing notice of redemption of the Securities as described above, the Issuers, the Company or the Subsidiary Guarantors, as the case may be, shall deliver to the Trustee an Officers' Certificate of Issuers, the Company or the Subsidiary Guarantors, as the case may be, to the effect that the Issuers, the Company or the Subsidiary Guarantors, as the case may be, cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Issuers, the Company or the Subsidiary Guarantors, as the case may be, shall also deliver an opinion of independent legal counsel of recognized standing stating that the Issuers, the Company or the Subsidiary Guarantors, as the case may be, would be obligated to pay Additional Amounts as a result of a change or amendment referred to in clause (1) or (2) above.

7.    Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than US$1,000 principal amount may be redeemed in part but only in whole multiples of US$1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.    Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9.    Guaranties

                  The payment by the Issuers of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Securities Guarantors on the terms set forth in the Indenture.

10.   Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of US$1,000 principal amount and whole multiples of US$1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.   Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.   Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

13.   Discharge and Defeasance

                  Subject to certain conditions, the Issuers and the Company at any time shall be entitled to terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.   Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption by a successor corporation of the obligations of the Company, the Issuers, or any Subsidiary Guarantor, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuers, the Company or the Subsidiary Guarantors, or to comply with any requirements of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

15.   Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Issuers to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) acceleration or failure to pay within any grace period after final maturity of other Indebtedness of the Company, the Issuers or any Significant Subsidiary if the amount accelerated or so unpaid exceeds US$10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Issuers, the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of US$10.0 million and (vii) certain defaults with respect to Securities Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a

Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.   Trustee Dealings with the Issuers

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17.   No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of an Issuer, the Company or the Trustee shall not have any liability for any obligations of the Issuers or the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.   Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.   Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.   CUSIP, ISIN and Common Code Numbers

                  The Issuers have caused CUSIP, ISIN and Common Code numbers to be printed on the Securities and has directed the

Trustee to use CUSIP, ISIN and Common Code numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[21.  Holders' Compliance with Registration Rights Agreement.

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.](2)

22.   Governing Law.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE ISSUERS WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITY HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                  BURNS, PHILP & COMPANY LIMITED
                  LEVEL 23
                  56 PITT STREET
                  SYDNEY NSW 2000
                  AUSTRALIA
                  ATTENTION: SECRETARY

-------------------
(2) Delete if this Security is not being issued in exchange for an Initial Security.

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                                                                              15

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this
Security on the books of the Issuers. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ________________________ Your Signature: _________________________________

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

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                                                                              16

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                                      [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: US$-

Date: _______________               Your Signature:_____________________________
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Security.)

Signature Guarantee: ___________________________________________________________
                         (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.